Exhibit 99.1

FINANCIAL STATEMENTS OF LOEWS CINEPLEX ENTERTAINMENT CORPORATION

INDEX

Audited Financial Statements

Reports of Independent Registered Public Accounting Firm	2

Combined Consolidated Balance Sheet at December 31, 2003 (Predecessor Company) and December 31, 2004 (Successor Company)	3

Combined Consolidated Statement of Operations for the period from April 1, 2002 to December 31, 2002 (Predecessor Company), the year ended December 31, 2003 (Predecessor Company), the period from January 1, 2004 to July 31, 2004 (Predecessor Company) and the period from August 1, 2004 to December 31, 2004 (Successor Company)	4

Combined Consolidated Statement of Changes in Stockholders’ Equity for the period from April 1, 2002 to December 31, 2002 (Predecessor Company), the year ended December 31, 2003 (Predecessor Company), the period from January 1, 2004 to July 31, 2004 (Predecessor Company) and the period from August 1, 2004 to December 31, 2004 (Successor Company)	5

Combined Consolidated Statement of Cash Flows for the period from April 1, 2002 to December 31, 2002 (Predecessor Company), the year ended December 31, 2003 (Predecessor Company), the period from January 1, 2004 to July 31, 2004 (Predecessor Company) and the period from August 1, 2004 to December 31, 2004 (Successor Company)	7

Notes to Combined Consolidated Financial Statements	8

Unaudited Financial Statements

Unaudited Condensed Combined Consolidated Balance Sheet at December 31, 2004 and September 30, 2005	45

Unaudited Condensed Combined Consolidated Statement of Operations for the seven months ended July 31, 2004 (Predecessor Company), nine months ended September 30, 2004 (Successor Company) and nine months ended September 30, 2005 (Successor Company)	46

Unaudited Condensed Combined Consolidated Statement of Changes in Stockholders’ Equity for the nine months ended September 30, 2005	47

Unaudited Condensed Combined Consolidated Statement of Cash Flows for the seven months ended July 31, 2004 (Predecessor Company), the two months ended September 30, 2004 (Successor Company) and nine months ended September 30, 2005 (Successor Company)	48

Notes to Unaudited Condensed Combined Consolidated Financial Statements	49

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Loews Cineplex Entertainment Corporation:

In our opinion, the accompanying combined consolidated balance sheet and the related combined consolidated statements of operations, changes in stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Loews Cineplex Entertainment Corporation and its subsidiaries and Grupo Cinemex, S.A. de C.V. and its subsidiaries (collectively, the “Predecessor Company”) at December 31, 2003 and the results of their combined operations and their cash flows for the seven months ended July 31, 2004, the year ended December 31, 2003 and the nine months ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 4, the Predecessor Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (revised December 2003)” during the year ended December 31, 2003 with retroactive application for all periods presented.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

April 15, 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Loews Cineplex Entertainment Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Loews Cineplex Entertainment Corporation and its subsidiaries (the “Successor Company”) at December 31, 2004 and the results of their operations and their cash flows for the five months ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

April 15, 2005

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

COMBINED CONSOLIDATED BALANCE SHEET

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

	Combined Consolidated Predecessor	Consolidated Successor
	December 31, 2003	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$139,425	$71,015
Accounts and other receivables	31,023	34,284
Prepaid rent	9,775	9,924
Inventories	3,965	3,981
Assets held for sale	2,528	2,408
Prepaid expenses and other current assets	7,341	11,316
Current assets of discontinued operations	64,251	—
TOTAL CURRENT ASSETS	258,308	132,928

PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	652,538	732,156
OTHER ASSETS
Investments in and advances to partnerships	115,612	115,577
Goodwill	200,043	550,536
Other intangible assets, net	114,509	164,483
Deferred charges and other assets	30,313	56,278
Long-term assets of discontinued operations	225,996	—
TOTAL ASSETS	$1,597,319	$1,751,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$136,667	$133,800
Deferred revenue	31,804	33,538
Current maturities of long-term debt	23,478	6,401
Current portion of capital leases	964	1,044
Current liabilities of discontinued operations	45,882	—
TOTAL CURRENT LIABILITIES	238,795	174,783

LONG-TERM DEBT	406,387	1,031,506
LONG-TERM CAPITAL LEASE OBLIGATIONS	21,285	26,989
ACCRUED PENSION AND POST-RETIREMENT BENEFITS	7,733	12,125
OTHER LIABILITIES	36,261	101,165
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	203,474	—
TOTAL LIABILITIES	913,935	1,346,568

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Predecessor Company
LOEWS CINEPLEX ENTERTAINMENT CORPORATION
Common stock-class A voting ($.01 par value, 250,000 shares authorized; 48,000 shares issued and outstanding at December 31, 2003)	—	—
Common stock-class B voting ($.01 par value, 100,000 shares authorized 70,295 shares issued and outstanding at December 31, 2003)	1	—
GRUPO CINEMEX
Series P convertible preferred stock (no par value, 3,165,555 shares authorized, issued and outstanding at December 31, 2003)	58,064	—
Series B common stock (no par value, 209,773 shares authorized, issued and outstanding at December 31, 2003)	1,024	—

Successor Company
Common stock voting ($0.01 par value, 3,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2004)	—	—

Additional paid-in capital	540,169	421,671
Accumulated other comprehensive income/(loss)	(24,927)	6,577
Retained earnings/(deficit)	109,053	(22,858)
TOTAL STOCKHOLDERS’ EQUITY	683,384	405,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,597,319	$1,751,958

The accompanying notes are an integral part of these combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS OF U.S. DOLLARS)

	Combined Consolidated Predecessor			Consolidated Successor
	Period from April 1 to December 31, 2002	For the Year Ended December 31, 2003	Period from January 1 to July 31, 2004	Period from August 1 to December 31, 2004
REVENUES
Box office	$475,505	$628,643	$384,814	$237,545
Concession	192,353	253,406	156,646	94,884
Other	36,657	46,189	25,820	23,609
Total operating revenues	704,515	928,238	567,280	356,038

EXPENSES
Theatre operations and other expenses	517,017	681,493	404,674	264,608
Cost of concessions	27,574	35,460	23,365	13,948
General and administrative	55,942	60,099	43,334	20,934
Depreciation and amortization	50,746	80,940	49,623	45,771
Loss/(gain) on sale/disposal of theatres	733	(4,508)	(3,734)	1,430
Total operating expenses	652,012	853,484	517,262	346,691
INCOME FROM OPERATIONS	52,503	74,754	50,018	9,347

Interest expense, net	30,613	35,262	16,663	36,005
Loss on early extinguishment of debt	—	—	6,856	882
Equity (income)/loss in long-term investments	(1,499)	1,485	(933)	(1,438)
INCOME/(LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	23,389	38,007	27,432	(26,102)

Income tax expense/(benefit)	8,033	15,339	12,886	(3,244)
INCOME/(LOSS) BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	15,356	22,668	14,546	(22,858)

Discontinued operations, net of tax of $4,687, $26,592 and $4,720, respectively	10,846	56,183	7,417	—
Cumulative effect of a change in accounting principle, net of tax of $0	4,000	—	—	—
NET INCOME/(LOSS)	$30,202	$78,851	$21,963	$(22,858)

The accompanying notes are an integral part of these combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

COMBINED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

	Grupo Cinemex				Loews Cineplex Entertainment Corporation
	Series P Convertible Preferred Shares	Amount	Series B Common Shares	Amount	Class A Voting	Amount	Class B Voting	Amount	Accumulated Other Comprehensive Loss	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
Predecessor Company

Balance at March 31, 2002	—	$—	—	$—	40,000	$—	60,000	$1	$—	$334,999	$—	$335,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(20,743)	—	—	(20,743)
Minimum pension liability adjustment	—	—	—	—	—	—	—	—	(1,900)	—	—	(1,900)
Net income for the nine months ended December 31, 2002	—	—	—	—	—	—	—	—	—	—	30,202	30,202

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	7,559
Purchase of additional 49% of Loeks-Star Theatres as of April 2, 2002	—	—	—	—	4,784	—	6,707	—	—	39,812	—	39,812
Combination of Grupo Cinemex Theatres as of June 19, 2002	3,165,555	58,064	209,773	1,024	—	—	—	—	—	166,639	—	225,727
Return of capital to Grupo Cinemex stockholders	—	—	—	—	—	—	—	—	—	(24,549)	—	(24,549)
Sale of common stock to directors and employees	—	—	—	—	657	—	—	—	—	2,200	—	2,200
Capital contribution	—	—	—	—	2,559	—	3,588	—	—	20,592	—	20,592

Balance as of December 31, 2002	3,165,555	$58,064	209,773	$1,024	48,000	$-	70,295	$1	$(22,643)	$539,693	$30,202	$606,341
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	1,391	—	—	1,391
Unrealized loss on interest rate swap contracts	—	—	—	—	—	—	—	—	(2,396)	—	—	(2,396)
Minimum pension liability adjustment	—	—	—	—	—	—	—	—	(1,279)	—	—	(1,279)
Net income for the year ended December 31, 2003	—	—	—	—	—	—	—	—	—	—	78,851	78,851

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	76,567
Purchase of additional 1% interest in Loeks-Star Theatres	—	—	—	—	—	—	—	—	—	476	—	476

Balance as of December 31, 2003	3,165,555	$58,064	209,773	$1,024	48,000	$-	70,295	$1	$(24,927)	$540,169	$109,053	$683,384
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(9,949)	—	—	(9,949)
Unrealized loss on interest rate swap contracts	—	—	—	—	—	—	—	—	(257)	—	—	(257)
Net income for the seven months ended July 31, 2004	—	—	—	—	—	—	—	—	—	—	21,963	21,963

Comprehensive income	—	—	—	—	—	—	—	—	—	—	—	11,757
Sale of Canada and Germany to former investors	—	—	—	—	—	—	—	—	(7,288)	172,057	—	164,769

Balance as of July 31, 2004	3,165,555	$58,064	209,773	$1,024	48,000	$—	70,295	$1	$(42,421)	$712,226	$131,016	$859,910

The accompanying notes are an integral part of these combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

COMBINED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

	Grupo Cinemex				Loews Cineplex Entertainment Corporation
	Series P Convertible Preferred Shares	Amount	Series B Common Shares	Amount	Class A Voting	Amount	Class B Voting	Amount	Common Stock	Amount	Accumulated Other Comprehensive Income/(Loss)	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
Successor Company

Balance as of July 31, 2004	3,165,555	$ 58,064	209,773	$ 1,024	48,000	$ —	70,295	$ 1	—	$ —	$ (42,421)	$ 712,226	$ 131,016	$ 859,910
Merger with Loews Acquisition Corp.:
Cancellation of Loews Cineplex Entertainment common stock	—	—	—	—	(48,000)	—	(70,295)	(1)	—	—	1,280	(570,136)	(127,056)	(695,913)
Reissuance of Loews Cineplex Entertainment common stock	—	—	—	—	—	—	—	—	1,000	—	—	421,671	—	421,671
Impact of acquisition of Grupo Cinemex	(3,165,555)	(58,064)	(209,773)	(1,024)	—	—	—	—	—	—	41,141	(142,090)	(3,960)	(163,997)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	3,705	—	—	3,705
Unrealized income on interest rate swap contracts	—	—	—	—	—	—	—	—	—	—	2,872	—	—	2,872
Net loss for the five months ended December 31, 2004	—	—	—	—	—	—	—	—	—	—	—	—	(22,858)	(22,858)

Comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(16,281)

Balance as of December 31, 2004	—	$ —	—	$ —	—	$ —	—	$ —	1,000	$ —	$ 6,577	$ 421,671	$ (22,858)	$ 405,390

The accompanying notes are an integral part of these combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

(IN THOUSANDS OF U.S. DOLLARS)

	Combined Consolidated Predecessor			Consolidated Successor
	Period from April 1 to December 31, 2002	For the Year Ended December 31, 2003	Period from January 1 to July 31, 2004	Period from August 1 to December 31, 2004
OPERATING ACTIVITIES
Net income/(loss)	$30,202	$78,851	$21,963	$(22,858)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Gain from discontinued operations	(10,846)	(56,183)	(7,417)	—
Cumulative effect of a change in accounting principle	(4,000)	—	—	—
Depreciation and amortization	50,746	80,940	49,623	45,771
Loss/(gain) on sale/disposal of theatres	733	(4,508)	(3,734)	1,430
Loss on early extinguishment of debt	—	—	6,856	882
Amortization of debt issuance costs	2,185	1,908	1,862	7,916
Equity (income)/loss from long-term investments	(1,499)	1,485	(933)	(1,438)
Deferred income taxes	2,838	10,027	7,503	381
Reorganization costs paid during the period	(20,278)	(3,210)	(522)	(352)
Restructuring costs paid during the period	(9,817)	(3,065)	(13)	(17)
Change in restricted cash	12,784	11,630	—	—
Dividends paid to redeemable preferred stockholders	(12,784)	(11,630)	—	—
Changes in operating assets and liabilities, exclusive of acquired businesses:
Decrease/(increase) in accounts receivable	6,106	(8,156)	(1,621)	(1,640)
Increase/(decrease) in accounts payable and accrued expenses	15,899	(6,131)	8,724	5,425
Changes in other operating assets and liabilities, net	2,078	(2,999)	(7,065)	2,597
Net Cash Provided by Operating Activities	64,347	88,959	75,226	38,097

INVESTING ACTIVITIES
Payment of purchase price to former shareholders	—	—	—	(1,305,861)
Proceeds from sale of Cineplex Odeon Canada	—	—	205,861	—
Proceeds from sale of assets	5,245	13,738	7,449	2,350
Investment in/advances to partnerships, net	(20,592)	(4,069)	(2,370)	—
Unrestricted cash from acquisitions	16,227	—	—	—
Payments made related to preacquisition contingencies	(3,459)	—	—	(3,161)
Capital expenditures	(31,478)	(40,895)	(36,638)	(17,205)
Net Cash Provided by/(Used in) Investing Activities	(34,057)	(31,226)	174,302	(1,323,877)

FINANCING ACTIVITIES
Equity contributions	22,792	476	—	421,671
Return of capital from Cineplex Galaxy	—	163,462	—	—
Return of capital to our former investors	(24,549)	—	—	—
Proceeds from revolving credit facility	—	15,000	—	7,250
Repayments of revolving credit facilities	—	(15,000)	—	(7,250)
Proceeds from U.S. Term B Facility	—	—	—	630,000
Repayments of U.S. Term B facility	—	—	—	(1,575)
Proceeds from issuance of senior subordinated notes	—	—	—	315,000
Proceeds from Grupo Cinemex Term Loan	—	—	—	90,000
Borrowings under Grupo Cinemex Credit Facilities	95,792	—	—	—
Repayments under Grupo Cinemex Credit Facilities	(71,300)	—	—	(87,682)
Repayments on Term Loan Agreement	(3,750)	(118,868)	(214,979)	(92,335)
Repayments under Priority Secured Credit Agreement	(262)	(3,688)	(2,400)	(28,650)
Repayment of Loeks-Star Theatres revolving credit line	(4,322)	(50,778)	—	—
Payment of Transaction related expenses	—	—	—	(17,365)
Debt issuance costs	—	(1,757)	—	(41,556)
Repayment of mortgage and capital leases	(4,090)	(961)	(605)	(448)
Net Cash Provided by/(Used in) Financing Activities	10,311	(12,114)	(217,984)	1,187,060

Effect of exchange rate changes on cash and cash equivalents	(1,722)	(1,837)	(544)	(690)
Increase/(decrease) in cash and cash equivalents	38,879	43,782	31,000	(99,410)
Cash and cash equivalents at beginning of period	56,764	95,643	139,425	170,425
Cash and cash equivalents at end of period	$95,643	$139,425	$170,425	$71,015

Supplemental cash flow information:
Income taxes paid, net of refunds received	$7,553	$12,235	$12,277	$5,765
Interest paid	$26,851	$34,189	$17,600	$11,947
New capital lease obligations	$—	$—	$—	$6,748

The accompanying notes are an integral part of these combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA

AND AS OTHERWISE NOTED)

NOTE 1—ORGANIZATION AND BUSINESS

Loews Cineplex Entertainment Corporation (“LCE” or the “Company”) is a major film exhibition company with operations and/or investments in the United States, Mexico, Spain and South Korea. The Company operates theatres under the Loews Theatres, Cineplex Odeon, Cinemex and Star Theatres names. The Company’s significant partnerships operate theatres under the Magic Johnson, Megabox and Yelmo Cineplex names. As of December 31, 2004, the Company owns, or has an interest in, and operates 2,218 screens at 201 theatres in 18 states and the District of Columbia, Mexico, Spain and South Korea. The Company’s principal geographic markets include the metropolitan areas of New York, Baltimore, Boston, Chicago, Dallas, Detroit, Houston, Los Angeles, San Francisco, Seattle and Washington D.C. in the U.S.; Mexico City in Mexico; Madrid in Spain; and Seoul in South Korea.

Included in the Company’s screen and theatre counts are 425 screens in 38 theatres in which it holds a partnership interest. The Company’s significant partnership interests include a 50% partnership interest in Magic Johnson Theatres (“MJT”), which operates 60 screens in five theatres in the U.S (as discussed in Note 3, Variable Interest Entities, MJT has been consolidated for all periods presented), Yelmo Cineplex, S.L. (“Yelmo Cineplex”), which operates 299 screens in 26 theatres in Spain and Megabox Cineplex, Inc. (“Megabox Cineplex”), which operates 66 screens in seven theatres in South Korea.

On July 30, 2004, LCE Acquisition Corporation, a subsidiary of LCE Holdings, Inc., a company formed by Bain Capital Partners, LLC (“Bain”), The Carlyle Group (“Carlyle”) and Spectrum Equity Investors (“Spectrum”), acquired 100% of the capital stock of the Company and, indirectly, Grupo Cinemex S.A. de C.V. (“Grupo Cinemex”) for an aggregate purchase price of approximately $1.5 billion (the “Acquisition”) pursuant to an agreement between LCE Holdings, Inc. and its former investors, Onex Corporation (“Onex”) and OCM Cinema Holdings, LLC (“OCM Cinema”) (see Note 3).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation/Combination

The combined consolidated financial statements include the accounts of LCE and its consolidated subsidiaries, and, for the period from June 20, 2002 through July 31, 2004, Grupo Cinemex and its consolidated subsidiaries, on a combined basis, as LCE and Grupo Cinemex were entities under common control. As a result of the Acquisition the consolidated financial statements include the accounts of Grupo Cinemex on a consolidated basis from August 1, 2004. Majority-owned companies are consolidated and, except where consolidation is required in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) (“FIN 46(R)”), “Consolidation of Variable Interest Entities, an interpretation of ARB 51 (revised December 2003)” (see Note 4), 50% or less owned investments in which the Company has significant influence are accounted for under the equity method of accounting. Significant intercompany accounts and transactions have been eliminated.

The date of the Acquisition was July 30, 2004, but for accounting purposes and to coincide with its normal financial closing, the Company has utilized July 31, 2004 as the effective date of the Acquisition. As a result, the Company has reported operating results and financial position for all periods presented prior to July 31, 2004 as Predecessor Company and the period from August 1, 2004 through December 31, 2004 as Successor Company due to the resulting change in the basis of accounting (see Note 3).

During 2001 Loews Cineplex Theatres, Inc. (“LCT”) filed for protection under U.S. Bankruptcy laws. The effective date of LCT’s emergence from those bankruptcy proceedings was March 21, 2002. However, for accounting purposes, it has accounted for the reorganization and fresh-start adjustments on March 31, 2002, to coincide with its normal financial closing for the month of March.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues, Film Rental Costs, Advertising and Barter Transactions

Substantially all box office and concession revenue is recognized when admission and concession sales are completed at the theatres. Other revenue, including on screen advertising, the leasing of theatres for third party events and revenues from third party use of theatre lobby space (including, but not limited to, promotions, placement of game machines, ATMs and other displays), is recognized when services are provided. Amounts collected on advance ticket sales and long-term screen advertising agreements are deferred and recognized in the period earned.

Film rental costs are recorded when revenue is earned and are based upon the terms of the respective film license agreements. In some cases the final film cost is dependant upon the performance of the film over its duration of play and until this is known, management uses its best estimate of the ultimate settlement of these film costs. Management’s estimates of the ultimate settlement of the film costs related to these types of films are based on historical trends for similar films and film performance expectations. These estimates can be modified to reflect changes in film performance from week-to-week. Film costs and the related film costs payable are adjusted to the final film settlement in the period the Company settles with the distributors. Actual settlement of these film costs could differ from those related estimates.

The cost of advertising and marketing programs are charged to operations in the period incurred. Total advertising expenses were $22.1 million, $22.0 million, $11.2 million and $8.8 million for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively.

Periodically, the Company engages in barter transactions for marketing services. Emerging Issues Task Force Issue (“EITF”) No. 99-17, “Accounting for Advertising Barter Transactions,” requires advertising barter transactions to be valued based on similar cash transactions that have occurred within six months prior to the barter transaction. The amounts recognized are not material for all periods presented.

Cash and Cash Equivalents

The Company considers all operating funds held in financial institutions, cash held by the theatres and all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Inventories

Inventories of concession products are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Deferred Charges and Other Assets

Deferred charges and other assets consist principally of deferred debt issuance costs, deferred property taxes, deferred income taxes, deferred rent, deferred development costs and deposits. The deferred debt issuance costs are amortized on a straight-line basis, which approximates the effective interest method, over the life of the respective debt and recorded as a component of interest expense.

Long-term Investments in/Advances to Partnerships

Except where consolidation is required in accordance with FIN 46(R) (see Note 4), investments in partnerships are recorded under the equity method of accounting. Under the equity method, the cost of the investment is adjusted to reflect the Company’s proportionate share of the partnerships’ operating results. Advances to partnerships represent advances to the respective partnerships in which the Company has an interest for working capital and other capital requirements.

Fair Value of Financial Instruments

Cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable are reflected in the financial statements at carrying value, which approximates fair value. Variable rate long-term debt principally consists of obligations which carry floating interest rates and which approximate current market rates. The Company’s senior subordinated notes carry a fixed rate of 9%. As of December 31, 2004 the face amount of the senior subordinated notes was $315 million and the fair market value was $341 million.

Derivatives

From time to time, the Company utilizes derivative financial instruments to reduce interest rate risk. The Company does not hold or issue derivative financial instruments for trading purposes. Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which was amended by SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Changes in the fair value of those instruments will be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and their effect on the combined consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in offsetting changes in the fair value of cash flows of the asset or liability hedged.

Property, Equipment and Leaseholds

Property, equipment and leaseholds are stated at historical cost less accumulated depreciation and amortization. Costs include major expenditures for new build theatres, renovations, expansions, improvements and replacements that extend useful lives or increase capacity and interest costs associated with significant capital additions. Depreciation and amortization are provided on the straight-line basis over the following useful lives:

Buildings (a)	30-40 years
Equipment	5-10 years
Leasehold Improvements	Over the initial fixed term of the lease

(a)                   For owned buildings constructed on leased property the useful life does not exceed the fixed term of the land lease.

Capitalized Software Costs

The Company expenses costs incurred in the preliminary project stage of developing or acquiring internal use software, such as research and feasibility studies, as well as costs incurred in the post-implementation/operational stage, such as maintenance and training. Capitalization of software development costs occur only after the preliminary project stage is complete, management authorizes the project and it is probable that the project will be completed and the software will be used for the function intended. The capitalized costs are amortized on a straight-line basis over the three year estimated useful life of the software.

Goodwill and Other Intangible Assets

Goodwill represents the excess purchase price of net tangible and identifiable intangible assets acquired in business combinations over their estimated fair value. Other identifiable intangible assets primarily represent management agreements, non-compete agreements, screen advertising contracts, tradenames and beneficial leases. The following criteria are considered in determining the recognition of intangible assets: (1) the intangible asset arises from contractual or other rights, or (2) the intangible asset is separable or divisible from the acquired entity and capable of being sold, transferred, licensed, returned or exchanged. Intangible assets with finite lives are amortized over their respective useful lives.

Goodwill and indefinite lived intangible assets are reviewed and tested for impairment annually at December 31 and any time an event occurs or circumstances change that would more likely than not reduce the fair value for a reporting unit below its carrying amount. The Company determines the fair value of each reporting unit using discounted cash flow analysis and compares such values to the respective reporting unit’s carrying amount. While the Company believes its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect the evaluation.

Long-Lived Assets

The Company reviews its long-lived assets for impairment based on estimated future undiscounted cash flows attributable to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. Absent estimates of fair value from alternative sources (published pricing, third-party valuations, etc.) the Company’s estimate of fair value is based on discounted future cash flows. While the Company believes its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect the evaluation.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts, less applicable allowances, of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates that the Company expects to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The probable utilization of these future tax attributes is also separately assessed based on existing facts and circumstances and allowances, if any, are assessed and adjusted during each reporting period.

Foreign Currency Translation

The Company’s foreign entities utilize the local currency as their functional currency. Accordingly, the Company’s foreign entities’ financial statements have been translated from their respective functional currencies into U.S. dollars using (a) current exchange rates for asset and liability accounts and (b) the weighted average exchange rate of the reporting period for revenues and expenses. The effects of translating foreign currency financial statements into U.S. dollars are included in the accumulated other comprehensive income account in stockholders’ equity. Gains and losses on foreign currency transactions are not significant to operations and have been included in operating expenses.

For the period that Grupo Cinemex has been combined and consolidated, Mexico was not considered a highly or hyper inflationary economy. If Mexico becomes a highly or hyper inflationary economy, the Company may need to record translation gains and losses in its income statement.

Leases

The Company conducts a significant portion of its operations in leased properties. These theatre leases generally provide for the payment of fixed monthly rent, property taxes, common area maintenance, insurance and repairs. Certain of these leases provide for escalating lease payments over the terms of the leases. Additionally, certain leases also contain contingent rental fees based on a percentage of revenues. The Company, at its option, can renew a substantial portion of its theatre leases for various periods with the maximum renewal period generally totaling 15 to 20 years. For financial statement purposes, the total amount of base rents over the fixed initial term of the leases is charged to expense utilizing the straight-line method. Rental expense in excess of the lease payments is recorded as a deferred rental liability.

Financing Obligations

The Company considers the provisions of EITF No. 97-10, “The Effect of Lessee Involvement in Asset Construction” (“EITF 97-10”), when it is involved in the construction of an asset that will be leased when the construction is completed, to determine if it is, pursuant to EITF 97-10, the owner of such assets during the construction period. If the Company is considered the owner, the Company capitalizes the costs of the property with which the Company is involved during the construction period. A corresponding financing obligation is recorded in other liabilities. Once construction is completed, the Company considers the requirements of SFAS No. 98, “Accounting for Leases”, for sale/leaseback treatment, and if the arrangement meets the requirements for sale treatment, the asset and obligation are removed. If the Company fails to meet the requirements for sale treatment, the asset and financing obligation are amortized over the initial fixed lease term.

Stock Based Compensation

As permitted under SFAS No. 123, “Accounting for Stock Based Compensation,” (“SFAS No. 123”) the Company elected to account for its stock based compensation plans under the provisions of Accounting Principles Board (“APB”) opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. No stock options were outstanding prior to November 2004. No stock-based compensation expense is reflected in the five months ended December 31, 2004, as all stock options granted had an exercise price equal to the fair market value of the underlying stock on the date of grant.

For purposes of the disclosure below, compensation costs for the Plan have been determined based upon the SFAS No. 123 fair value method, utilizing the Black-Scholes option pricing model and the following assumptions:

Expected life (years)	7
Expected volatility	37.0%
Expected dividend yield	—
Risk free interest rate	3.92%

If the fair value method had been applied to stock option grants, the Company’s net loss for the five months ended December 31, 2004 would have changed as follows:

Net loss
As reported	$(22,858)
Deduct: total stock-based compensation expense determined under fair value method	(6)
Pro forma	$(22,864)

Reclassifications

Certain prior period amounts in these financial statements have been reclassified to conform to current year presentation.

New Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (“FASB”) published SFAS No. 132R, a revision to SFAS No. 132 Employers’ Disclosure about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88 and 106. SFAS No. 132R requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The provisions of SFAS No. 132 remained in effect until the provisions of SFAS No. 132R were adopted. The adoption of SFAS No. 132R had no impact on the operating results or financial position of the Company as it was related to disclosure only.

On January 12, 2004, the FASB issued FASB Staff Position (“FSP”) No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, (“FSP No. 106-1”) in response to a new law regarding prescription drug benefits under Medicare (“Medicare Part D”) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. However, certain accounting issues related to the federal subsidy remain unclear and significant uncertainties may exist which impair a plan sponsor’s ability to evaluate the direct effects of the new law The Company has elected to defer recognition while evaluating the new law and the pending issuance of authoritative guidance. In May 2004, the FASB issued FSP No. 106-2 which provides accounting guidance for this new subsidy. The Company sponsors a postretirement benefit plan which may benefit from the subsidy and as a result, the Company is currently evaluating the impact of FSP No. 106-2, which the Company is required to adopt in 2005.

NOTE 3—ACQUISITIONS

Acquisition of the Company

On June 18, 2004, the Company’s former stockholders, including Onex and OCM Cinema, entered into a Stock Purchase Agreement with LCE Holdings, Inc., a company controlled by investment funds affiliated with Bain, Carlyle and Spectrum (collectively, “the new investor group”), pursuant to which LCE Holdings, Inc., through its wholly-owned subsidiary LCE Intermediate Holdings, Inc., (collectively, the “Parent Companies”) agreed to acquire 100% of the capital stock of LCE and, indirectly, 100% of the capital stock of Grupo Cinemex for an aggregate purchase price of approximately $1.5 billion. On July 30, 2004, LCE Holdings, Inc. completed the Acquisition.

Prior to the Acquisition, the Company also had operations in Canada and Germany. As a condition to, and immediately prior to, the closing of the Acquisition, the Company sold 100% of the shares of capital stock of Cineplex Odeon Corporation (“COC”), its Canadian subsidiary, and its interest in Neue Filmpalast GmbH & Co. KG, a German partnership, to affiliates of Onex and OCM Cinema for a cash purchase price of $205.9 million (see Note 5). The proceeds from this sale were utilized by the Company to repay debt outstanding under its old credit facilities.

The aggregate purchase price of approximately $1.5 billion includes assumed debt facilities and was financed with new borrowings by the Company, including a new senior secured credit facility ($630 million), the issuance of senior subordinated notes ($315 million), a borrowing under a new revolving credit facility ($2 million), cash equity investments by the new investor group ($421 million) and cash from LCE’s operations ($112 million). A portion of these proceeds was used to pay fees related to the closing of the Acquisition. Concurrent with the Acquisition, the Successor Company’s remaining term loan ($92.3 million) and the priority secured credit facility ($28.7 million) were repaid.

The purchase price under the Stock Purchase Agreement was fixed and there were no adjustments that would result in a change in the overall purchase price.

The Acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under purchase accounting, the acquisition consideration was allocated to the Company’s assets and liabilities based upon their relative fair values. The consideration remaining was allocated to identifiable intangibles with a finite life and is being amortized over that life, as well as to goodwill and identifiable intangibles with infinite lives, which will be evaluated, at least, on an annual basis to determine impairment and adjusted accordingly. The allocation of the acquisition consideration was based on management’s analysis with the assistance of a valuation completed during the fourth quarter of 2004.

The following is a summary of the opening balance sheet of the Successor Company:

	Balances at July 31, 2004
Cash and cash equivalents	$58,632
Other current assets	53,064
Property and equipment	739,776
Goodwill	545,135
Intangible assets	168,739
Other non-current assets	166,962
Current liabilities	158,664
Long-term debt	1,032,821
Other long-term liabilities	119,152
Net assets	$421,671	(a)

(a)                   Reflects the equity of the Successor Company of $421.7 million (purchase price of $1,480.8 million less the new debt issued as part of the Transactions ($947.2 million) and cash on hand utilized to pay various fees and expenses ($111.9 million).

The Company incurred a total of $59.2 million of fees and expenses as a result of the Acquisition. These fees and expenses were primarily comprised of accounting, legal and professional fees, financial advisory and investment banking fees and fees paid to other service providers including $20.0 million paid to related parties (see Note 16). Of the $59.2 million of fees and expenses incurred $41.6 million was related to debt issuance costs and was capitalized and $17.6 million was Acquisition related costs of which $16.9 million was capitalized as part of the Purchase price and $700 was expensed. The Company incurred $1.9 million and $7.9 million of deferred debt issuance cost amortization for the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively.

The amount recorded for goodwill is not subject to amortization, is reported at the reporting unit level and is not expected to be deductible for tax purposes. Refer to Note 9 for additional information regarding the goodwill and intangibles recorded.

Pro Forma Information

The unaudited pro forma financial information presented below sets forth the Company’s historical statements of operations for the periods indicated and gives effect to the Acquisition of the Company as if it took place at the beginning of each period presented below. Such information is presented for comparative purposes only and is not intended to represent what the Company’s results of operations would actually have been had these transactions occurred at the beginning of each period presented.

	Pro forma for the year ended December 31, 2003	Pro forma for the year ended December 31, 2004
	(unaudited)	(unaudited)
Total operating revenues	$928,238	$923,318
Income from operations	$54,620	$47,620
Net loss before discontinued operations	$(7,511)	$(19,781)
Net income	$(7,511)	$(19,781)

NOTE 4—VARIABLE INTEREST ENTITIES

The Company adopted FIN 46(R) “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51,” during the first quarter of 2004. FIN 46(R) requires the identification of the Company’s participation in variable interest entities (“VIEs”), which are entities with a level of invested equity that is not sufficient to fund future activities in a manner permitting the entity to operate on a stand-alone basis, or whose equity holders lack certain characteristics of a controlling financial interest. For an entity identified as a VIE, FIN 46(R) sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE, if any, bears a majority of the risk to its expected losses, or stands to gain from a majority of its expected returns, and is, therefore, deemed the primary beneficiary of the VIE.

Based on the criteria set forth in FIN 46(R), the Company evaluated all of its joint venture investments and concluded that its investment in MJT, previously accounted for under the equity method of accounting, met the definition of a VIE and the Company was deemed to be the primary beneficiary. Accordingly, the Company has consolidated MJT and has retroactively restated the related information for December 31, 2003. Prior to the adoption of FIN 46(R), the Company had recorded 100% of the losses of MJT as required by EITF 99-10, “Percentages Used to Determine the Amount of Equity Method Losses.” This was required as the Company is committed to provide additional funding for the partnership’s day-to-day operations and is required to guarantee a portion of the partnership’s minimum lease commitments. The Company has recorded an adjustment of $4.0 million due to the cumulative effect of a change in accounting principle related to the consolidation of MJT.

As a result of the consolidation of MJT, the Company has recorded additional assets of $11.9 million and $10.2 million and additional liabilities of $1.2 million and $1.5 million at December 31, 2003 and 2004, respectively.

Additionally, the Company does not have any significant investments in any other variable interest entities.

NOTE 5—DISCONTINUED OPERATIONS

In January 2004, Company management committed to a plan to sell COC, the Company’s wholly owned subsidiary (comprising its Canadian operations, including its interest in the Cineplex Galaxy Limited Partnership), to Onex and OCM Cinema. This transaction closed on July 30, 2004. As a result of that decision, the Company has reported COC’s financial position as of December 31, 2003 and its results of operations for the nine months ended December 31, 2002, the year ended December 31, 2003 and the seven months ended July 31, 2004 as discontinued operations. COC generated total revenue of $130.9 million, $198.5 million and $159.7 million and income before taxes of $15.5 million, $74.5 million and $12.1 million for the nine months ended December 31, 2002, the year ended December 31, 2003 and the seven months ended July 31, 2004, respectively. As this sale was a transaction among parties under common control, the excess of the proceeds received ($205.9 million) over the book value of the assets sold ($33.3 million) has been recorded as a capital contribution ($172.6 million).

NOTE 6—ACCOUNTS AND OTHER RECEIVABLES

Accounts receivable consists of:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Trade receivables	$17,117	$16,114
Taxes receivable	13,053	15,903
Other	853	2,267
Total accounts receivable	$31,023	$34,284

No single customer accounts for more than 10% of total trade receivables or total revenues as of and for all periods presented.

NOTE 7—PROPERTY, EQUIPMENT AND LEASEHOLDS

Property, equipment and leaseholds consists of:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Land	$32,702	$31,754
Buildings and leasehold improvements	526,341	520,394
Equipment	207,148	178,438
Software	1,637	988
Construction in progress	13,885	41,442
Total property, equipment and leaseholds	781,713	773,016
Less: accumulated depreciation and amortization	129,175	40,860
	$652,538	$732,156

In connection with the Acquisition the Company revalued its property, equipment and leaseholds based on management’s analysis with the assistance of a valuation completed during the fourth quarter of 2004 and those assets were adjusted to their respective fair values as of the effective date of the Acquisition (see Note 3).

Depreciation expense was $48.0 million, $77.2 million, $45.0 million and $39.7 million for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004 respectively. Amortization expense for capitalized software costs was $139, $404, $257 and $207 for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004.

The cost of property and equipment under capital leases included in the table above amounted to $15.1 million and $21.3 million as of December 31, 2003 and December 31, 2004, respectively, with accumulated depreciation of $1.2 million and $401 as of December 31, 2003 and 2004, respectively.

Interest costs during the period of development and construction of new theatre properties are capitalized as part of the historical cost of the asset. Interest capitalized during the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004 was $493, $42, $107 and $137, respectively.

Occasionally, the Company is responsible for the construction of leased theatres and for paying project costs that are in excess of an agreed-upon amount to be reimbursed from the developer. EITF Issue No. 97-10, “The Effect of Lessee Involvement in Asset Construction”, requires the Company to be considered the owner (for accounting purposes) of these types of projects during the construction period. As a result, the Company has recorded $1.5 million and $21.4 million of construction project costs and corresponding financing lease obligations on its combined consolidated balance sheet related to these types of projects as of December 31, 2003 and 2004, respectively.

The Company has recognized a provision for asset impairment of $1.8 million for the seven months ended July 31, 2004. These charges are included in Depreciation and amortization line in the combined consolidated statement of operations. There were no charges recognized for the nine months ended December 31, 2002, the year ended December 31, 2003 and the seven months ended July 31, 2004.

NOTE 8—ASSETS HELD FOR SALE

On November 17, 2003, the Company entered into an agreement to sell one of its theatre properties located in New York. As a result of this transaction, the Company had classified $2.5 million on its December 31, 2003 consolidated balance sheet as Assets held for sale. This balance reflected the net book value of the theatre property to be sold. Additionally, as the operations of this theatre were not significant to the results of operations of the Company, they were not classified as discontinued operations in the Company’s combined consolidated statement of operations. The sale of this theatre property closed on May 27, 2004 with the Company receiving net proceeds of $7.4 million, resulting in the recognition of a gain of $4.9 million which is included in Loss/gain on sale/disposal of theatres in the combined consolidated statement of operations for the year ended December 31, 2003.

On December 2, 2004, the Company entered into an agreement to sell one of its theatre properties located in Arizona. As a result of this transaction, the Company has classified $2.4 million on its December 31, 2004 consolidated balance sheet as Assets held for sale. This balance reflected the fair value of the theatre property to be sold. The Company determined that there was no impairment write-down deemed necessary for this property. Additionally, as the operations of this theatre were not significant to the results of operations of the Company, they were not classified as discontinued operations in the Company’s consolidated statement of operations. The sale of this theatre property is expected to close during 2005 and the Company does not expect to record a loss on this sale.

NOTE 9—GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill and other intangibles for the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004 are as follows:

Predecessor	December 31, 2002	Foreign Exchange	Other		Amortization	December 31, 2003		Useful Life
Goodwill	$222,736	$(6,300)	$(16,393	)(a)	$—	$200,043	(c)	Indefinite
Tradenames	100,455	(1,156)	(1,000	)(b)	—	98,299		Indefinite
Non-compete agreements	7,462	(496)			(1,605)	5,361		5 years
Screen advertising contracts	4,833	(313)			(1,338)	3,182		4 years
Management contracts	8,005	—	—		(338)	7,667		20 - 29 years
	$343,491	$(8,265)	$(17,393)		$(3,281)	$314,552

(a)                   Realization of deferred tax assets causing the release of valuation allowance to goodwill.

(b)                  Adjustment related to the acquired Loeks-Star Partners tradename based on management’s final valuation.

(c)                   At December 31, 2003, goodwill by segment is as follows: U.S.-$115.6 million and International-$84.4 million.

Seven Months Ended July 31, 2004

Predecessor	Balance Dec. 31, 2003	Foreign Exchange	Other		Amortization	Balance July 1, 2004	Useful Life
Goodwill	$200,043	$(1,238)	$(6,184	)(a)	$—	$192,621	Indefinite
Tradenames	98,299	(214)	—		—	98,085	Indefinite
Non-compete agreements	5,361	(116)	—		(850)	4,395	5 years
Screen advertising contracts	3,182	(78)	—		(708)	2,396	4 years
Management contracts	7,667	—	—		(196)	7,471	20 - 29 years
	$314,552	$(1,646)	$(6,184)		$(1,754)	$304,968

(a)                   Realization of deferred tax assets causing the release of valuation allowance to goodwill.

Five Months Ended December 31, 2004

Successor	Balance July 31, 2004(a)	Foreign Exchange	Other		Amortization	Balance Dec. 31, 2004		Useful Life
Goodwill	$545,135	$2,304	$3,097	(b)	$—	$550,536	(c)	Indefinite
Tradenames	94,153	203	—		—	94,356		Indefinite
Non-compete agreements	4,395	176	—		(1,079)	3,492		2 years
Screen advertising contracts	27,425	93	—		(3,491)	24,027		3 to 5 years
Beneficial lease rights	34,068	—	—		—	34,068		1 to 19 years
Management contracts	8,700	—	—		(160)	8,540		18 to 26 years
	$713,876	$2,776	$3,097		$(4,730)	$715,019

(a)                   Revaluation of the Company’s goodwill and other intangible assets as of July 31, 2004 performed as a result of the Acquisition (see Note 3).

(b)                  Change in deferred tax assets causing an increase in the valuation allowance and goodwill.

(c)                   At December 31, 2004, goodwill by segment is as follows: U.S.-$465.1 million and International-$85.4 million

Accumulated amortization was $5.2 million and $4.7 million at December 31, 2003 and 2004, respectively. Amortization expense was $1.9 million for the nine months ended December 31, 2002. The estimated aggregate amortization expense for the next five years is as follows: $15.8 million in 2005; $12.9 million in 2006; $10.3 million in 2007; $5.0 million in 2008 and $3.1 million in 2009.

NOTE 10—LONG-TERM INVESTMENTS IN AND ADVANCES TO PARTNERSHIPS

The Company’s domestic long-term investments consist of a 50% interest in certain U.S. partnerships, which together operate three theatres with 31 screens and a 50% interest in the MJT partnership, which operates five theatres with 60 screens. MJT has been consolidated for all periods presented in accordance with FIN 46(R) (see Note 4) and is therefore not included in the Company’s long-term investments and advances to partnership information. The remaining U.S. partnerships are accounted for using the equity method.

The Company’s international long-term investments include a 50% interest in Yelmo Cineplex, which operates 26 theatres with 299 screens at December 31, 2004 and a 50% interest in Megabox Cineplex, which operates seven theatres with 66 screens at December 31, 2004. The Company’s ownership interest in Megabox Cineplex was 24.6% for the period from April 1, 2002 through July 25, 2002. The Company accounts for these investments following the equity method of accounting.

On June 5, 2003, the Company (through its subsidiary Onex Kinos GmbH) acquired a 50% interest in Neue Filmpalast GmbH & Co. KG (“Neue Filmpalast”), a German partnership formed to hold 30 theatres with 192 screens acquired from UFA Theatre GmbH & Co. KG. During 2003 and 2004, the Company and its partner in the venture each funded approximately $2.0 million and $1.6 million, respectively, to Neue Filmpalast. The Company accounted for this investment following the equity method of accounting. Substantially all of the Company’s investment in Neue Filmpalast was offset by its pro rata share of the operating losses of that entity. On July 30, 2004, as a condition to the closing of the Acquisition, the Company sold its interest in Neue Filmpalast to affiliates of Onex and OCM Cinema for nominal consideration.

The Company’s carrying value of its investment in Yelmo Cineplex was $57.3 million and $39.4 million and its investment in Megabox Cineplex was $45.9 million and $64.4 million at December 31, 2003 and 2004, respectively. The Company’s carrying values of its investments in Yelmo Cineplex and Megabox Cineplex as of December 31, 2004 include adjustments recorded as a result of management’s analysis with the assistance of a valuation completed during the fourth quarter of 2004. These investments have been in the form of equity.

The Company’s carrying value of its investment in its U.S. partnerships was $12.7 million and $11.8 million as of December 31, 2003 and 2004, respectively. These investments have been in the form of equity.

The difference between the Company’s carrying value of its long-term investments and advances to partnerships of $115.6 million as of December 31, 2003 and 2004, and the proportional underlying net equity of those partnerships of $70.3 million and $78.1 million as of December 31, 2003 and 2004, respectively, is accounted for as goodwill.

The following table presents condensed financial information for the Company’s partnerships, excluding MJT which is consolidated for all periods presented, on a combined basis:

	Combined Consolidated Predecessor			Consolidated Successor
	Period from April 1 to December 31, 2002	For the Year Ended December 31, 2003	Period from January 1 to July 31, 2004	Period from August 1 to December 31, 2004
Box office	$79,017	$158,649	$114,211	$64,928
Concession/other	32,484	67,256	45,601	27,871

Total revenues	111,501	225,905	159,812	92,799
Total operating costs	85,320	187,378	131,181	72,416
General and administrative costs	4,495	9,514	7,511	4,147
(Gain)/loss on sale/disposal of theatres	—	—	(813)	72
Depreciation and amortization	11,893	25,048	14,366	10,943

Income from operations	$9,793	$3,965	$7,567	$5,221

Net income/(loss)	$4,194	$(2,970)	$1,866	$2,875

Company’s share of income/(loss)	$1,499	$(1,485)	$933	$1,438

Current assets	$19,341	$34,418	N/A	$26,795
Non-current assets	$224,863	$241,946	N/A	$242,432
Current liabilities	$42,361	$74,080	N/A	$72,647
Non-current liabilities	$57,424	$70,893	N/A	$54,128

NOTE 11—ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Accounts payable—trade	$56,437	$58,730
Accrued occupancy	20,233	21,817
Onex and OCM Cinema management fee	5,000	—
Accrued interest	1,630	16,321
Other accrued expenses	53,367	36,932
	$136,667	$133,800

NOTE 12—LONG-TERM DEBT AND OTHER OBLIGATIONS

Long-term debt and other obligations consist of:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Priority Secured Credit Agreement	$31,050	$—
Grupo Cinemex Credit Facility	88,990	—
Term Loan Agreement	307,314	—
U.S. Term Loan	—	628,425
Senior Subordinated Notes	—	315,000
Grupo Cinemex Term Loan	—	92,061
Mortgage Payable—non-recourse, 10% due 2007	2,511	2,421
	429,865	1,037,907
Less: Current maturities	23,478	6,401
	$406,387	$1,031,506

In connection with the Acquisition (see Note 3), the Company repaid all amounts outstanding under its then existing term loan and priority secured credit facility.

U.S. Term Loan

On July 30, 2004, the Company entered into a $730 million Credit Agreement (the “Credit Agreement”) with Citicorp North America, Inc., as administrative agent. The Credit Agreement is composed of two tranches: (i) a $630 million term loan (“U.S. Term Loan”) and (ii) a $100 million revolving credit facility, including a letter of credit sub-facility. The proceeds of the U.S. Term Loan have been used to fund the payment of a portion of the purchase price to the Company’s former stockholders. These facilities are guaranteed by the Company’s parent, LCE Holdings, LLC, and all of the Company’s existing and future domestic subsidiaries, with the exception of unrestricted subsidiaries, as defined in the Credit Agreement (there are no unrestricted subsidiaries as of December 31, 2004), and are collateralized by a perfected security interest in substantially all of the Company’s and such subsidiaries’ assets, including a pledge of 100% of the Company’s capital stock, the capital stock of each of its restricted subsidiaries and a portion of the capital stock of certain of its foreign subsidiaries that are directly owned by the Company or its restricted domestic subsidiaries. The U.S. Term Loan amortizes 1% per annum in equal quarterly installments commencing on December 31, 2004 and the maturity date is July 30, 2011. The U.S. Term Loan bears interest at a rate of: (i) the base rate or a LIBOR rate plus (ii) an applicable margin based on the Company’s Adjusted Leverage Ratio (as defined in the Credit Agreement). The maturity date of the revolving credit facility is July 30, 2010. The revolving credit facility bears interest at a rate of: (i) the base rate or a LIBOR rate plus (ii) an applicable margin based on the Company’s Adjusted Leverage Ratio (as defined in the Credit Agreement). At December 31, 2004 the Company had not drawn against the revolving credit facility. The U.S. Term Loan bears interest at a weighted average rate of 4.21% at December 31, 2004 and interest is payable on the earlier of: the maturity of the LIBOR contract(s) then in effect or on a quarterly basis.

The Credit Agreement also had a $100 million delayed draw term loan, which could have been used to refinance the Grupo Cinemex credit facility noted below. The delayed draw term loan had a termination date of January 30, 2005 but was terminated concurrently with the repayment of the Grupo Cinemex credit facility in August 2004 (see below for details).

Additionally, as of December 31, 2004, the Company had $6.0 million in stand-by letters of credit issued under its revolving credit facility to support its commitment with respect to certain contractual obligations. As of December 31, 2004, the Company had additional availability of $94.0 million under the revolving credit facility.

Senior Subordinated Notes

On July 30, 2004, the Company issued $315 million of 9% Senior Subordinated Notes due 2014 (the “Notes”) in a private placement offering. The Notes are unsecured obligations and are subordinated in right of payment to all of the Company’s existing and future senior debt (as defined in the Notes indenture). The Notes are pari passu in right of payment with any of the Company’s future senior subordinated indebtedness. The Notes carry an interest rate of 9% and interest is payable semi-annually on each of February 1st and August 1st. The Notes mature on August 1, 2014. The Company used the proceeds of the Notes to fund the payment of a portion of the purchase price to its former stockholders. The Notes are guaranteed by all of the Company’s existing and future domestic subsidiaries, with the exception of unrestricted subsidiaries, as defined in the Note indenture (there are no unrestricted subsidiaries as of December 31, 2004). See Note 22 for additional financial information related to the guarantors of the Company’s debt.

U.S. Term Loan and Senior Subordinated Note Covenants

The Credit Agreement and the Note indenture include customary affirmative and negative covenants, including: (i) limitations on indebtedness, (ii) limitations on liens, (iii) limitations on investments, (iv) limitations on contingent obligations, (v) limitations on restricted junior payments and certain other payment restrictions, (vi) limitations on merger, consolidation or sale of assets, (vii) limitations on transactions with affiliates, (viii) limitations on the sale or discount of receivables, (ix) limitations on the disposal of capital stock of subsidiaries, (x) limitations on lines of business, (xi) limitations on capital expenditures, (xii) certain reporting requirements and (xiii) interest hedging requirements. Additionally, the Credit Agreement includes financial performance covenants, including: (i) a Maximum Adjusted Leverage Ratio (as defined therein) and (ii) a Minimum Interest Coverage Ratio (as defined therein). Compliance with the financial performance covenants is not tested until the quarter ended March 31, 2005. As of December 31, 2004, the Company was in compliance with all applicable covenants.

Former Grupo Cinemex Credit Facility

On December 26, 2002, Cadena Mexicana de Exhibicion, S.A. de C.V. (“Cadena Mexicana”), a subsidiary of Grupo Cinemex, entered into a senior secured credit facility consisting of one billion Mexican pesos (approximately $95.8 million at December 26, 2002) of term loans with Scotiabank Inverlat, S.A., BBVA Bancomer, S.A. and a syndicate of other Mexican financial institutions. In connection with the change of control of Grupo Cinemex as a result of the Acquisition, Grupo Cinemex was required to obtain, and obtained, a waiver from its lenders from a covenant that would have treated such ownership change as a default. As a result, its existing term loans remained outstanding immediately following the Acquisition. The remaining balance of these term loans ($87.7 million) was repaid on August 16, 2004 utilizing the proceeds from the new Grupo Cinemex Term Loan described below.

New Grupo Cinemex Credit Facility

On August 16, 2004, Cadena Mexicana entered into a new senior secured credit facility. The initial amount drawn under the new senior secured credit facility was one billion Mexican pesos (approximately $90 million as of August 16, 2004). The senior secured credit facility also includes a term loan (“Grupo Cinemex Term Loan”) with a one-year delay draw option of the peso equivalent of $10 million. The Grupo Cinemex Term Loan was issued by Banco Inbursa, S.A., Scotiabank Inverlat, S.A. and Banco Nacional de Mexico, S.A. and an available revolving credit line of the peso equivalent of $25 million with Banco Inbursa, S.A. and Scotiabank Inverlat, S.A. (the term loan and the revolving credit facility portions of the new senior secured credit facility are peso denominated debt). All obligations of Cadena Mexicana under this senior secured credit facility are guaranteed by Grupo Cinemex and each existing and future operating subsidiary of Cadena Mexicana, except for specified excluded subsidiaries, as defined.

The Grupo Cinemex borrowings are non-recourse to LCE. Interest on the Grupo Cinemex Term Loan is payable in arrears on a monthly basis at the Equilibrium Interbank Interest Rate (Tasa de Interes Interbancaria de Equilibrio) for a period of 28 days (the TIIE rate), plus an applicable margin of 1.50% in years one and two, 1.75% in year three and 2.00% in years four and five. The interest rate on the Grupo Cinemex Term Loan as of December 31, 2004 was 10.33%. This rate was adjusted to 8.50% by an interest rate swap entered into on July 28, 2003 (see below for additional information related to this interest rate swap). The Grupo Cinemex Term Loan matures on August 16, 2009 and will amortize beginning on February 16, 2007 in installments ranging from 10% to 30% per annum over the five-year period.

The Grupo Cinemex senior secured credit facility contains customary affirmative and negative covenants with respect to Grupo Cinemex and each of the guarantors and, in certain instances, Grupo Cinemex’s subsidiaries that are not guarantors, as defined in the Grupo Cinemex credit agreement. Affirmative covenants include the requirement to furnish periodic financial statements and ensure that the obligations of Grupo Cinemex and the guarantors under the Grupo Cinemex senior secured credit facility rank at least pari passu with all existing debt of such parties. Negative covenants include limitations on disposition of assets, capital expenditures, dividends and additional indebtedness and liens. The facility also includes certain financial covenants, including, without limitation, a maximum total leverage ratio, a maximum total net debt to equity ratio, a minimum interest coverage ratio, a maximum true-lease adjusted leverage ratio and a minimum consolidated net worth requirement. These covenants began for the quarter ended September 30, 2004. As of December 31, 2004, Grupo Cinemex was in compliance with its credit facility covenants.

Derivatives

On July 28, 2003, Grupo Cinemex entered into an interest rate swap agreement with a maturity of December 26, 2007 to manage its exposure to interest rate movements by effectively converting its previous long-term senior secured credit facility from a variable to a fixed rate. Although this senior secured facility was repaid on August 13, 2004, the swap agreement remains outstanding and was redesignated as a hedge of the Grupo Cinemex Term Loan.

The face amount of the interest rate swap on December 31, 2004 was one billion Mexican pesos ($92.1 million). The swap agreement provides for the exchange of variable rate payments for fixed rate payments without the effect of leverage and without the exchange of the underlying face amount. The variable rate is based on the 28-day TIIE rate and the fixed rate is 8.5%. The fair market value of the interest rate swap was $2.9 million as of December 31, 2004. The liability related to this interest rate swap is reported as a component of Other liabilities in the Company’s consolidated balance sheet as of December 31, 2004.

On October 28, 2004, the Company entered into an interest rate cap as a hedge of a portion of its U.S. Term loan. This hedge caps the interest rate at a maximum of 6% on $125 million of notional amount of debt for two years. Below the cap of 6% the Company continues to pay the actual prevailing interest rate on the underlying debt. The fair market value of this interest rate cap is immaterial as of December 31, 2004. The liability related to this interest rate swap is reported as a component of Other liabilities in the Company’s consolidated balance sheet as of December 31, 2004.

In accordance with SFAS No. 133, the interest rate swap and cap discussed above have been designated as cash flow hedges and qualify for hedge accounting. Under hedge accounting, changes in the fair value of the interest rate swap and cap are reported as a component of Accumulated other comprehensive income/(loss) in the Company’s consolidated balance sheet.

The Company is exposed to credit loss in the event of non-performance by the counterparties to the interest rate swap and cap agreements. However, the Company does not anticipate non-performance by the counterparties.

Annual maturities of obligations under long-term debt for the next five years and thereafter are set forth as follows:

Year Ending December 31,
2005	$6,401
2006	6,412
2007	26,922
2008	33,915
2009	52,332
Thereafter	911,925
$1,037,907

NOTE 13—EQUITY

All of the Company’s class A and class B voting common stock (collectively, “common stock”) authorized, issued and outstanding prior to August 1, 2004 (Predecessor Company) was cancelled in connection with the Acquisition (see Note 3 for further discussion).

As a result of the Acquisition, the Company has authorized 3,000 shares of common stock with a par value of $0.01 per share and had 1,000 shares of common stock issued and outstanding as of December 31, 2004 (Successor Company). Each share of the Company’s common stock is entitled to one vote.

At December 31, 2003 Grupo Cinemex had Series B, no par, common shares and Series P Class II, no par, variable preferred stock outstanding. As a result of the Acquisition, Grupo Cinemex became a wholly owned subsidiary of the Company on July 30, 2004 and its equity accounts are eliminated in consolidated.

The components of accumulated other comprehensive income/(loss) consist of:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Currency translation adjustment	$(19,352)	$3,705
Minimum pension liability adjustment	(3,179)	—
Unrealized gain/(loss) on interest rate swaps	(2,396)	2,872
	$(24,927)	$6,577

NOTE 14—LEASES

The Company conducts a significant part of its operations in leased premises. Leases generally provide for minimum rent plus percentage rent based upon sales volume and may include escalation clauses, guarantees and certain other restrictions. Leases may also require the tenant to pay a portion of real estate taxes and other property operating expenses. Lease terms generally range from 20 to 40 years and contain various renewal options, generally in intervals of five to ten years. Also, certain leases contain escalating minimum rental provisions that have been accounted for on a straight-line basis over the initial term of the leases.

As a result of the requirements of EITF No. 97-10, the Company has been deemed the owner of one leased theatre property in Maryland as it paid directly for a substantial portion of the construction costs of this theatre. Additionally, upon completion of construction in October 2004, it was determined that this theatre property did not meet the requirements of sale/leaseback treatment and, as a result, the Company has a total of $6.8 million recorded as an asset and financing obligation which has been included in capital leases.

Future minimum rent commitments at December 31, 2004 under the above-mentioned operating and capital leases are as follows (Grupo Cinemex operating lease totals included below include an inflationary factor in the annual minimum lease commitments for all applicable leases):

Year Ending December 31,	Operating Leases	Capital Leases
2005	$109,904	$3,418
2006	114,739	3,418
2007	113,799	3,418
2008	108,738	3,553
2009	106,563	3,566
Thereafter	980,714	37,619
Total minimum rent	$1,534,457	54,992
Less amount representing interest		26,959
Net minimum rent		$28,033

Minimum rent expense related to operating leases was $73.0 million, $101.6 million, $59.9 million and $42.9 million for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively. In addition to the minimum rent expense noted above, the Company incurs percentage rent charges. Percentage rent expense was $8.6 million, $11.9 million, $6.8 million and $3.7 million for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively.

NOTE 15—EMPLOYEE AND POST-RETIREMENT BENEFIT PLANS

Profit Sharing and Savings Plan

The Company has a defined contribution Profit Sharing and Savings Plan (the “Savings Plan”) for substantially all eligible salaried employees in the United States, to which the Company contributes by matching 50% of the employee contribution up to a maximum of the first 6% of the statutory limit of eligible compensation. A participant may elect to contribute up to an additional 10% of eligible compensation (subject to the statutory limit); however, the incremental amount is not eligible for matching contributions by the Company. The Savings Plan also provides for discretionary profit sharing contributions, the annual amount of which is determined by the Company. The expense recorded by the Company related to contributions to the Savings Plan aggregated $1.1 million, $1.6 million, $1.4 million and $327 for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively.

Employee Health and Welfare and Other Post-retirement Benefits

The Company provides post-retirement health and welfare benefits to eligible employees in the United States. Employees become eligible for the benefits upon retirement. These benefits are payable,

with regard to health care, for the life of the retiree and up to 12 months following the death of the retiree for the spouse, and with regard to life insurance, for the life of the retiree. The Company retains the right to modify or terminate the post-retirement life and medical benefits. The post-retirement life and health care benefits are contributory, with retiree contributions including deductibles and co-payments. The Company has not funded this plan as of December 31, 2004.

The significant assumptions used in determining post-retirement benefit cost and the accumulated post-retirement benefit obligation were as follows:

	Predecessor	Successor
	Year Ended December 31, 2003	Year Ended December 31, 2004
Discount rate for benefit obligations	6.25%	5.75%
Discount rate for net periodic benefit costs	6.75%	6.00%
Assumed health care trend rate	9.00%	9.00%
Annual decrease in assumed health care trend rate	0.50%	0.50%
Assumed ultimate health care trend rate	5.00%	5.00%
Assumed ultimate trend rate to be reached in year	2012	2013

An increase of 1% in the assumed health care cost trend rate would increase the net periodic costs as of December 31, 2004 by $51 and the accumulated post-retirement benefit obligation at December 31, 2004 by $1.3 million.

Net post-retirement life and medical benefit expense was as follows:

	Predecessor			Successor
	Period Ended December 31, 2002	Year Ended December 31, 2003	Seven Months Ended July 31, 2004	Five Months Ended December 31, 2004
Net periodic benefit cost
Service cost	$122	$170	$141	$106
Interest cost	284	389	325	230
Amortization of prior service cost	(25)	7	(4)	—
Amortization of losses	7	22	170	—
Net periodic post-retirement expense	$388	$588	$632	$336

As a result of management’s analysis with the assistance of a valuation completed in the fourth quarter of 2004, the Company recorded a $5.1 million increase in the liability related to the post-retirement health and welfare benefit plan.

The status of the Company’s post-retirement life and medical benefits at December 31 were as follows:

	Predecessor	Successor
	2003	2004
Change in benefit obligation:
Benefit obligation at beginning of period	$5,290	$6,395
Service cost	170	247
Interest cost	389	554
Plan participant contribution	7	7
Amendment	(62)	—
Actuarial loss	1,142	3,634
Benefits paid	(541)	(806)
Benefit obligation at end of period	$6,395	$10,031

Change in plan assets:
Fair value of plan assets at January 1	$—	$—
Return on plan assets	—	—
Employer contribution	534	799
Plan participant contributions	7	7
Benefits paid	(541)	(806)
Fair value of plan assets at December 31	$—	$—

Accrued benefit costs
Total accumulated obligations	$(6,395)	$(10,031)
Funded status	—	—
Unrecognized net loss	1,407	356
Unrecognized prior service costs	(68)	—
Accrued liability	$(5,056)	$(9,675)

The Company expects to make the following future benefit payments:

2005	$521
2006	580
2007	641
2008	707
2009	775
years 2010-2014	4,970

Additionally, the Company expects to make a contribution of $521 to the post retirement benefit plan net of employee contribution for the year ending December 31, 2005.

Pension Plans

The Company provides several pension plans covering its employees in both the U.S. and Mexico.

In the U.S., the Company maintains two pension plans, the Cineplex Odeon Corporation U.S. Employees’ Pension Plan (the “U.S. Pension Plan”) and the Loews Cineplex Entertainment Corporation Service Recognition Plan for Hourly Employees (the “SRP”). The U.S. Pension Plan is a frozen cash balance plan. The SRP is a defined benefit plan covering all eligible hourly U.S. employees, as defined by the SRP, and provides benefits based on years of service.

In Mexico, the Company provides a Seniority Premium and Termination Indemnity for Retirement Plan (the “Mexico Plan”) to all eligible employees of Servicios Cinematograficos Especializados, S.A. de C.V. (“SCE”) and a Termination Indemnity Retirement Plan to all eligible employees of Servino, S.A. de C.V. (“Servino”). Both SCE and Servino are wholly owned subsidiaries of Grupo Cinemex. The Mexico Plan establishes compensation upon retirement (pension and seniority premium) based on years of service rendered and the employee’s age and salary at the date of retirement. The Company has not funded the Mexico Plan as of December 31, 2004.

The significant weighted average assumptions used in determining pension plan costs and accumulated benefit obligations for all the pension plans were as follows:

	Predecessor	Successor
	Year Ended December 31, 2003	Year Ended December 31, 2004
Discount rate for benefit obligations	5.83%	5.67%
Discount rate for net periodic pension costs	6.17%	5.83%
Assumed rate of increase in compensation (Mexican Plan only)	1.00%	1.00%
Assumed return on plan assets	9.00%	9.00%

Net periodic pension plan costs in the aggregate for the pension plans include the following components:

	Predecessor			Successor
	Period Ended December 31, 2002	Year Ended December 31, 2003	Seven Months Ended July 31, 2004	Five Months Ended December 31, 2004
Net periodic benefit cost
Service cost	$166	$351	$198	$155
Interest cost	562	720	404	274
Amortization of transition obligation	3	39	22	15
Net recognized return on plan assets	(594)	(642)	(441)	(314)
Amortization of losses	2	12	5	—
Net periodic benefit expense	$139	$480	$188	$130

A reconciliation of the Company’s pension plan benefit obligation in the aggregate for all pension plans follows:

	Predecessor	Successor
	2003	2004
Change in benefit obligation:
Benefit obligation at January 1	$11,756	$11,331
Service cost	351	354
Interest cost	720	678
Actuarial (gain)/loss	(408)	364
Benefits paid	(1,060)	(1,551)
Benefit obligation at December 31	$11,359	$11,176

The status of the Company’s pension plan assets and funded status in the aggregate for all pension plans at December 31 was as follows:

	Predecessor	Successor
	2003	2004
Change in plan assets:
Fair value of plan assets at January 1	$6,923	$8,128
Actual return on plan assets	1,092	974
Company contributions	1,066	797
Benefits paid	(953)	(1,347)
Fair value of plan assets at December 31	$8,128	$8,552

Change in funded status of plan:
Funded status of plan	$(3,231)	$(2,625)
Unrecognized actuarial loss	1,029	(295)
Unrecognized transition obligation	555	498
Additional liability	(1,030)	(28)
Accrued benefit cost at December 31	$(2,677)	$(2,450)

The Company’s weighted average pension plan asset allocations by asset category for all pension plans and the target allocation ranges by asset category for all pension plans, excluding the SRP are shown in the table below. The SRP’s target asset allocation is 100% in fixed income investments and is not reflected in the table below.

Asset Categories for Pension Plans	Actual Allocation 2003	Actual Allocation 2004	Target Allocation
Cash and equivalents	5.8%	6.3%	0.0%
International equities	9.1%	10.1%	16.0%
Fixed income	22.8%	22.1%	30.0%
Domestic equities	62.3%	61.5%	54.0%

The Company’s pension plan committee’s policy is to invest pension plan assets in a diversified portfolio consisting of a traditional mix of U.S. and International equity securities and fixed income securities. These investments are made in order to achieve a targeted long-term rate of return of up to 9.00%. The pension plan committee believes that the pension plans’ risk and liquidity are, in large part, a function of asset mix and has reviewed the long-term performance characteristics of various asset classes and has focused on balancing risk and reward over the long-term. The pension plan committee utilizes specialists to assist it with its analysis of investment allocations.

The Company expects to make the following future benefit payments:

2005	$820
2006	804
2007	814
2008	857
2009	772
years 2010-2014	4,006

Additionally, the Company expects to make contributions of $121 to the pension plans for the year ending December 31, 2005.

Other Plans

Certain theatre employees are covered by union-sponsored pension and health and welfare plans. Company contributions into these plans are determined in accordance with provisions of negotiated labor contracts. Contributions aggregated $979, $1.1 million, $526 and $267 for the nine months ended December 31, 2002, the year ended December 31, 2003, the seven months ended July 31, 2004 and the five months ended December 31, 2004, respectively.

NOTE 16—RELATED PARTY TRANSACTIONS

The Company has entered into transactions with certain related parties, including its stockholders. A summary of significant transactions with these parties is provided below.

The Company had agreed to pay Onex and OCM Cinema an annual management fee of $5.0 million. A total of $5.0 million and $7.9 million of this management fee was accrued as of December 31, 2003 and July 31, 2004, respectively. This liability was discharged in connection with the Acquisition (see Note 3).

The Company agreed to pay Onex and OCM Cinema $1.4 million and $720, respectively, for reimbursement of third party invoices related to financial advisory services provided to the Company. This fee was paid during 2003 and is included in General and administrative expense in the combined consolidated statement of operations for the year then ended.

The Company has agreed to pay Bain, Carlyle and Spectrum, collectively, an annual management fee of $4.0 million, in connection with planning, strategy, oversight and support to management. This management fee is prepaid on a quarterly basis. A total of $1.0 million of this management fee was included in the consolidated balance sheet under Prepaid expenses and other current assets as of December 31, 2004 and $1.7 million was included in the General and administrative expenses line item in the consolidated statement of operations for the five months ended December 31, 2004.

The Company paid, concurrent with the closing of the Acquisition, Bain, Carlyle and Spectrum $20.0 million for financial advisory services provided to the Company. Of this $20.0 million, $10.1 million was related to the Acquisition and $9.9 million was related to the Company’s new debt. Additionally, the Company agreed to reimburse Bain, Carlyle and Spectrum $300 for various out-of-pocket expenses they incurred as a result of the Acquisition. This expense reimbursement was paid concurrent with the closing of the Acquisition (see Note 3).

The Company has an outstanding note receivable from a former officer of Grupo Cinemex. This note receivable is denominated in U.S. dollars and bears interest at a fixed rate of 8.0% per annum. This note receivable balance was $1.8 million and $1.4 million as of December 31, 2003 and 2004, respectively. The Company has a liability of $3.2 million and $2.4 million payable to the same former officer related to a non-compete agreement as of December 31, 2003 and 2004, respectively.

Construction of Grupo Cinemex’ theatres are primarily performed by three companies: Inmobiliaria y Constructora K, S.A. de C.V. (“Inmobiliaria K”), Inmobiliaria y Constructora L S.A. de C.V. (“Inmobiliaria L”) and Constructora Andres Bello (“Andres Bello”). An individual who has investments in each of the three entities is the Director of Real Estate of Grupo Cinemex. The general manager of Inmobiliaria K, Inmobiliaria L and Andres Bello is the father of the same individual. The construction services provided by the three companies are generally negotiated at cost plus a predetermined margin.

The following tables provide additional information related to the transactions between Grupo Cinemex and the related parties noted above.

	Amounts paid June 19, 2002 to December 31, 2002	Amounts paid during the year ended December 31, 2003	Amounts paid during the seven months ended July 31, 2004	Amounts paid during the five months ended December 31, 2004
	(Predecessor Company)	(Predecessor Company)	(Predecessor Company)	(Successor Company)
Andres Bello	$217	$8,006	$1,867	$228
Inmobiliaria K	$213	$3,345	$5,025	$4,432
Inmobiliaria L	$5,615	$242	$—	$—

NOTE 17—INCOME TAXES

The provision/(benefit) for income taxes consists of the following:

	Combined Consolidated Predecessor			Consolidated Successor
	Period from April 1 to December 31, 2002	For the Year Ended December 31, 2003	Period from January 1 to July 31, 2004	Period from August 1 to December 31, 2004
Current tax provision/(benefit)
U.S. federal	$533	$—	$3,092	$(3,303)
State and local	2,296	1,963	1,450	(1,281)
Foreign	2,366	3,349	841	959
Total current	5,195	5,312	5,383	(3,625)
Deferred tax provision/(benefit)
U.S. federal	5,028	10,980	4,892	2,442
State and local	1,876	1,592	1,794	(753)
Foreign	(4,066)	(2,545)	817	(1,308)
Total deferred	2,838	10,027	7,503	381
Total tax provision/(benefit)	$8,033	$15,339	$12,886	$(3,244)

Reconciliation of the provision/(benefit) for income taxes to the statutory federal income tax rate follows:

	Combined Consolidated Predecessor						Consolidated Successor
	Period from April 1 to December 31, 2002%		For the Year Ended December 31, 2003%		Period from January 1 to July 31, 2004%		Period from August 1 to December 31, 2004%
Provision/(benefit) on pre-tax loss before discontinued operations and cumulative effect of change in accounting principle at statutory federal income tax rate	$8,186	35.0	$13,302	35.0	$9,601	35.0	$(9,136)	35.0
Provision for state and local taxes (net of federal income tax benefit)	2,712	11.6	2,311	6.1	2,109	7.7	(1,322)	5.1
Increase in valuation allowance	—	—	—	—	—	—	5,171	(19.8)
Mexican inflationary adjustment	(2,851)	(12.2)	265	0.7	1,399	5.1	2,390	(9.2)
Foreign equity investments	(680)	(2.9)	19	0.0	(223)	(0.8)	(386)	1.5
Other	666	2.8	(558)	(1.4)	—	—	39	(0.2)
	$8,033	34.3	$15,339	40.4	$12,886	47.0	$(3,244)	12.4

Significant components of the deferred tax assets and liabilities follow:

	Predecessor	Successor
	December 31, 2003	December 31, 2004
Deferred tax assets:
Net operating loss carryforwards	$188,634	$188,162
Accrued liabilities	17,961	3,515
Property and equipment	87,390	86,895
Deferred rent liability	4,847	9,024
Deferred revenue	6,024	5,501
Capital loss carryforward	—	13,592
Other	11,707	10,114
	316,563	316,803
Deferred tax liabilities:
Intangible assets	—	12,423
Partnership equity interest	17,451	16,382
Other	265	3,394
	17,716	32,199
Less: Valuation allowance	(285,648)	(272,818)
Net deferred tax asset	$13,199	$11,786

The valuation allowance of $272.8 million as of December 31, 2004 represents a provision for the uncertainty as to the realization of deferred income tax assets, including temporary differences associated with depreciation and net operating loss (“NOL”) carryforwards. The Company has concluded that, based upon expected future results, it is more likely than not that the deferred income tax asset balance related to its U.S. operations will not be realized. In addition, as a result of the change in asset basis (discussed in Note 3) the valuation allowance balances are not comparable.

As a result of LCT’s emergence from bankruptcy in 2002 and the extinguishment of debt, the available U.S. NOL carryforward has been reduced by $130.4 million as of December 31, 2002. In addition, the ability to utilize the remaining U.S. NOLs will be subject to limitations due to the change in the Company’s ownership. The December 31, 2004 deferred tax asset and the valuation allowances were established as part of the Acquisition. As a result any tax benefit derived from the release of the valuation allowances post-Acquisition will be accounted for as a credit to goodwill until exhausted, then intangible assets until exhausted and lastly as a deduction from the income tax provision.

The $467.7 million total NOL carryforward at December 31, 2004 primarily relates to the U.S. operations and will expire between the years 2005 and 2022. The capital loss carryforward of $32.1 million at December 31, 2004 will expire in 2009.

No provision has been made for foreign withholding taxes or United States income taxes associated with the cumulative undistributed earnings of foreign corporate joint ventures of approximately $36.6 million at December 31, 2004, as these earnings are expected to be reinvested indefinitely in working capital and other business needs. It is not practicable to make a determination of the amount of unrecognized deferred income tax liability with respect to such earnings.

In October 2004, the American Jobs Creation Act of 2004 (the “AJCA”) was passed. The AJCA creates a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. The deduction is subject to a number of limitations. The Company is currently evaluating the AJCA and is not yet in a position to decide whether, or to what extent, it might repatriate foreign earnings to the U.S. The Company expects to finalize its assessment sometime in 2005.

NOTE 18—SEGMENTS

The Company is engaged in one line of business, film exhibition. The following table presents summarized financial information about the Company by geographic segment. Financial information related to the Company’s international joint ventures and its investment in Grupo Cinemex is included in International. Information related to the international joint ventures is included on an equity method basis. There were no material amounts of sales or transfers among geographic segments.

Predecessor Company	United States	International	Combined Consolidated
Nine months ended December 31, 2002
Box office revenues	$430,106	$45,399	$475,505
Concessions	166,842	25,511	192,353
Total operating revenues	617,475	87,040	704,515
Loss on asset disposition	733	—	733
Income from continuing operations	44,130	8,373	52,503
Equity (income)/loss	176	(1,675)	(1,499)
Total assets	1,085,798	431,576	1,517,374
Capital expenditures	22,705	8,773	31,478
Depreciation and amortization expense	40,729	10,017	50,746

Year ended December 31, 2003
Box office revenues	$556,380	$72,263	$628,643
Concessions	211,806	41,600	253,406
Total operating revenues	797,614	130,624	928,238
Gain on asset disposition	(4,508)	—	(4,508)
Income from continuing operations	63,111	11,643	74,754
Equity (income)/loss	1,541	(56)	1,485
Total assets	1,195,697	401,622	1,597,319
Capital expenditures	23,793	17,102	40,895
Depreciation and amortization expense	57,149	23,791	80,940

Seven months ended July 31, 2004
Box office revenues	$336,544	$48,270	$384,814

Concessions	126,942	29,704	156,646
Total operating revenues	480,910	86,370	567,280
(Gain)/loss on asset disposition	(4,550)	816	(3,734)
Income from continuing operations	44,453	5,565	50,018
Equity (income)/loss	(94)	(839)	(933)
Capital expenditures	27,835	8,803	36,638
Depreciation and amortization expense	35,817	13,806	49,623

Successor Company	United States	International	Consolidated
Five months ended December 31, 2004
Box office revenues	$210,686	$26,859	$237,545
Concessions	78,891	15,993	94,884
Total operating revenues	304,172	51,866	356,038
Loss on asset disposition	156	1,274	1,430
Income/(loss) from continuing operations	12,584	(3,237)	9,347
Equity (income)/loss	(99)	(1,339)	(1,438)
Total assets	1,338,082	413,876	1,751,958
Capital expenditures	9,054	8,151	17,205
Depreciation and amortization expense	32,776	12,995	45,771

NOTE 19—QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Quarterly financial information for the years ended December 31, 2004 and 2003 is presented below:

	2004
	Predecessor			Successor
	First Quarter	Second Quarter	July 2004	August and September 2004	Fourth Quarter	Total
Total operating revenues	$209,700	$245,478	$112,102	$126,812	$229,226	$923,318
Income from operations	$7,800	$25,888	$16,330	$(1,718)	$11,065	$59,365
Income from discontinued operations	$405	$1,515	$5,497	$—	$—	$7,417
Net income/(loss) (a)	$(565)	$13,917	$8,611	$(8,163)	$(14,695)	$(895)

	2003
Predecessor	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total operating revenues	$209,407	$244,617	$235,376	$238,838	$928,238
Income from operations	$12,376	$17,777	$22,925	$21,676	$74,754
Income from discontinued operations	$2,937	$4,844	$5,554	$42,848	$56,183
Net income/(loss)	$3,365	$9,176	$19,149	$47,161	$78,851

a)                       During 2004 the Company corrected errors in its calculation of quarterly tax provision for each of the first three quarters of 2004. As a result of this adjustment the Company’s 2004 income tax provision decreased $1.7 million in Q1, decreased $7.7 million in Q2, increased $1.6 million for the month of July and decreased $1.2 million in the two months ended September.

NOTE 20—STOCK OPTION PLAN AND STOCK APPRECIATION RIGHTS AGREEMENT

Stock Option Plan

On November 8, 2004, the Boards of Directors of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc., the Parent Companies, approved and these companies adopted a new Management Stock Option Plan (the “Option Plan”) providing for the granting of options to key employees of the Company. As the Company is a consolidated subsidiary of the Parent Companies, the aforementioned stock options have been accounted for as stock compensation in accordance with APB Opinion No. 25. The Option Plan provides for the grant of stock options to participants thereunder to purchase up to 59,103 shares of Class A Common Stock and 6,567 shares of Class L Common Stock of LCE Holdings, Inc. and 1,176 shares of Preferred Stock of LCE Intermediate Holdings, Inc. The exercise prices of the Class A Common Stock, the Class L Common Stock and Preferred Stock options are $1.00, $81.00 and $100.00, respectively. If unexercised, the options will expire on July 30, 2014. One-third of the options granted with respect to each class of stock vest in equal annual installments on each of the five annual anniversary dates of July 30, 2004. The remaining two-thirds may vest in whole or in part based upon the value of the equity of LCE Holdings, Inc. upon certain changes of control or upon certain transfers of shares at or following an initial public offering and in any event will vest by July 30, 2011.

During November 2004, all stock options available for grant under the Option Plan were granted to the Chief Executive Officer of Grupo Cinemex. No other grants were made during 2004.

On January 1, 2005, the Boards of Directors of the Parent Companies expanded the Option Plan to authorize the grant of options to acquire up to an aggregate of 2,859,836 shares of Class A Common Stock and 317,760 shares of Class L Common Stock of LCE Holdings, Inc. and 56,925 shares of Preferred Stock of LCE Intermediate Holdings, Inc.

The following table summarizes stock option activity and information about the stock options outstanding at December 31, 2004:

	Number of Shares	Weighted Average Exercise Price
Outstanding at August 1, 2004	—	$—
Granted	66,846	$3.43
Exercised	—	$—
Forfeited/Expired	—	$—
Outstanding at December 31, 2004	66,846	$3.43
Options exercisable at December 31, 2004	—	$—
Weighted average fair value of options granted		$4.89
Options available for grant at December 31, 2004		—
Weighted average remaining contractual life		10 years

Stock Appreciation Rights

In November 2004, the Company entered into a Stock Appreciation Rights Agreement (the “SAR Agreement”) with the Chief Executive Officer of Grupo Cinemex under which stock appreciation rights (“SARs”) based upon the equity value of Grupo Cinemex were granted. The SARs granted allow for the receipt of cash payments equivalent to the increase in value of 4,405 units (representing 4,405 shares of Grupo Cinemex Common Stock and 67,737 shares of Grupo Cinemex Preferred Stock) from July 30, 2004. The SARs vest in a manner consistent with that of the stock options granted under the Option Plan except that the equity valuation is based upon the equity of Grupo Cinemex.

No stock-based compensation expense related to the SARs granted is reflected in the five months ended December 31, 2004, as there has been no appreciation in the equity value of Grupo Cinemex.

NOTE 21—COMMITMENTS AND CONTINGENCIES

Guarantees and Indemnification Obligations

The Company has agreements with certain vendors, financial institutions, lessors and service providers pursuant to which it has agreed to indemnify the other party for certain matters, such as acts and omissions of the Company, its employees, agents or representatives.

In November 2003, the Cineplex Galaxy Income Fund (the “Fund”), a Canadian income trust, was established to indirectly hold substantially all the assets of COC and all of the capital stock of Galaxy Entertainment, Inc., another Canadian film exhibitor controlled by Onex. On November 26, 2003, the Fund completed an initial public offering of Fund Units in Canada. As a result of these transactions the Company, through COC, indirectly owned 44.4% of the Fund and agreed to indemnify the Fund, the holders of Fund Units and the underwriters, among others, for liabilities resulting from misrepresentations in the prospectus used in the offering of Fund Units and breaches of the representations and warranties made by COC in the various agreements entered into in connection with the sale of COC’s assets and the offering. The Company’s total maximum liability under this indemnity was limited to the net cash proceeds of the offering plus amounts drawn under the Cineplex Galaxy Term Loan facility that was put in place in connection with the offering ($164.5 million). In connection with the sale of COC to affiliates of Onex and OCM Cinema, these affiliates agreed to indemnify the Company for any and all liabilities resulting from the Company’s indemnification obligations.

In January 2004, the Company issued a corporate guaranty on behalf of Neue Filmpalast, its former German partnership, for certain acquisition related costs that the partnership was required to pay. In April 2004, the Company made an additional contribution of $1.2 million to Neue Filmpalast, its German partnership, which the Company believes satisfied a significant portion of the guaranty. Additionally, a subsidiary of the Company was guarantor of several of the theatre leases of Neue Filmpalast. In connection with the sale of the Company’s interest in the German operations to affiliates of Onex and OCM Cinema, these affiliates have agreed to indemnify the Company for any and all liabilities resulting from the Company’s indemnification obligations.

Based upon the Company’s historical experience and information known as of December 31, 2004, the Company believes its potential liability related to its guarantees and indemnities is not material.

Commitments

As of December 31, 2004, the Company has aggregate capital commitments in the U.S. of $106.9 million primarily related to the completion of construction of six theatre properties (comprising 94 screens) and the expansion of two theatre properties (comprising nine screens). The Company expects to complete construction and to open these theatres during the period from 2005 to 2006.

As of December 31, 2004, Grupo Cinemex had planned capital investments (but not contractual obligations) of $80.0 million related to eight theatre properties (comprising 98 screens). Grupo Cinemex expects to complete construction and to open these theatres during the next five years.

Metreon Arbitration

In May 1997, the Company entered into a 21-year lease with Metreon, Inc. (“Metreon”) to operate a megaplex theatre in an entertainment/retail center developed by Metreon in San Francisco. Since that theatre opened in June 1999, the Company has had a dispute with Metreon with respect to (1) construction costs that Metreon claims are the Company’s responsibility under the lease and (2) the percentage of the center occupied by the theatre and the nature and allocation of the costs that Metreon is seeking to include as operating expenses under the lease. The amount of operating expenses claimed by Metreon to be allocable to this theatre is based upon the landlord’s assertion that the Company occupies at least 48.5% of the center. The Company asserted that it occupied substantially less of the center and that various expenses included in operating expenses charged to the Company were improper. In the Chapter 11 proceeding the Company assumed the Metreon lease without prejudice to any of the Company’s or Metreon’s rights with respect to the merits of the dispute or the appropriate forum for resolving the dispute. In September 2003, an arbitration was conducted to determine the percentage of the center occupied by the theatre. On March 16, 2004, the arbitrators issued a final award fixing at 34.49% the percentage of the center occupied by the Company as of August 1, 2003 and directing Metreon to pay the Company’s legal fees and expenses related to the arbitration. Metreon sought to have the award vacated in state court in California and a hearing regarding Metreon’s motion was held on July 8, 2004. By Order dated August 2, 2004, the court denied Metreon’s motion to vacate the arbitration award, confirmed the award, and awarded the Company attorneys fees and costs to be determined in post-hearing submissions. A judgment confirming the arbitration award was entered by the court on September 3, 2004. Metreon is appealing this judgment. If the final award is confirmed by the appellate court, the maximum liability of the Company for operating expenses claimed by Metreon to be allocable to the Company’s theatre will be reduced significantly and the Company expects that Metreon will then commence legal proceedings to collect the remaining amount of operating expenses it claims are due from the Company. The Company believes it has meritorious defenses to all of Metreon’s claims against the Company under the lease and the Company intends to vigorously defend its position.

Environmental Litigation

Two drive-in theatres in the State of Illinois, both formerly leased by the Company, are located on properties on which certain third parties disposed of, or may have disposed of, substantial quantities of debris that may contain hazardous substances. Some of the disposals may have occurred during the terms of the Company’s leases. One of these leases terminated in the ordinary course prior to the commencement of the Company’s Chapter 11 case and the Company rejected the other lease in the bankruptcy proceeding. Termination or rejection of these leases, however, may not terminate all of the Company’s liability in connection with the prior disposal of debris on these properties. In addition, the rejected leased property, located in Cicero, Illinois, is the subject of an action filed in August 1998 by the Illinois Attorney General’s office seeking civil penalties and various forms of equitable relief in connection with the disposal. Recently, the Company concluded settlement negotiations with the Illinois Attorney General and the owners of the property located in Cicero, Illinois to resolve this lawsuit and the related claims by the State and the property owners that were filed in the Company’s Chapter 11 case. The negotiated settlement was approved by the Bankruptcy Court and the Illinois state court on October 26 and 27, 2004, respectively. The settlement required the Company to make payments totaling $2.2 million, $2.0 million of which were paid from a fund for general unsecured creditors established under the Company’s Chapter 11 Plan. Pursuant to the terms of the settlement, a portion of the total payments was deposited in a trust fund administered by the Illinois Environmental Protection Agency, a portion was paid to the property owners and a portion was paid to the Illinois Attorney General.

Six West Retail Acquisition, Inc.

Six West Retail Acquisition, Inc., a real estate development company, commenced an action on July 24, 1997, alleging that Sony Corporation, the Company and certain of its current and former officers and directors violated federal antitrust laws by engaging in block-booking agreements and monopolizing the motion picture exhibition market in New York City, and that the Company violated its contractual and fiduciary responsibilities in managing three theatres for Six West. The Company believes that Six West’s claims are without merit and intends to oppose them vigorously. The Company believes that any recovery by the plaintiff will be limited to the distributions to general unsecured claims provided for pre-petition claims in the Plan. In March 2004, the judge in this case issued an opinion and order granting defendants’ motion for summary judgment and dismissing all of Six West’s claims. Six West appealed that decision only as against the corporate defendants and not the individuals. On March 30 2005, the court of appeals affirmed the lower court’s decision.

Village East Litigation

On March 18, 2003, the owners and operators of the Village East Cinema, an independent seven-screen theatre in Manhattan, filed suit under federal and state antitrust laws against various motion picture theatre chains and film distributors, including the Company and its then ultimate parent companies, Onex Corporation and Oaktree Capital Management, LLC. The plaintiffs alleged that the Company violated Section 1 of the Sherman Antitrust Act and Section 340 of N.Y. Gen. Bus. Law by: (1) coercing film distributors not to deal with the Village East Cinema; and (2) entering into exclusive contracts with film distributors that grant the Company’s theatres the exclusive right to exhibit films within a specified area for an unreasonably long period of time. The plaintiffs also alleged that Onex Corporation’s and the Company’s acquisitions of other theatres across the United States violated Section 7 of the Clayton Act, and that the presence of common directors on the board of the Company and one of its competitors violated Section 8 of the Clayton Act. The plaintiffs further alleged state law causes of action for unjust enrichment and tortious interference with prospective contractual relations arising from the same conduct. The Company, along with several other defendants, filed a motion to dismiss the complaint on May 19, 2003. In December 2003, the court issued an order dismissing the plaintiff’s Section 7 claim and their state law claim for unjust enrichment. In September 2004, the Company settled this litigation without any admission of liability; all claims against the Company were dismissed without prejudice, the Company and the plaintiffs exchanged releases and the Company made a payment to the plaintiffs that was not material.

Discount Ticket Litigation

The Company sold various types of advance sale discount movie tickets with expirations dates to California business customers that, in turn, have either re-sold or given away such movie tickets to employees or valued customers. On December 15, 2003, Daniel C. Weaver filed suit in San Francisco

Superior Court against the Company alleging its illegal sale in California of gift certificates with expiration dates under California Civil Code Section 1749.5 (a strict liability statute which expressly prohibits such sales), California Civil Code Section 1750 et seq. and California’s Business and Professions Code Section 17200 et seq. The Weaver compliant alleges that such corporate discount tickets constitute gift certificates subject to California’s prohibition on selling gift certificates that contain an expiration date. The Weaver case was filed as both a class action and as a private attorney general action on behalf of the general public, and seeks declaratory relief, injunctive relief, disgorgement and restitution related to sales of such alleged gift certificates during the putative class period. The plaintiff likely intends to focus its restitution and disgorgement efforts on the Company’s expired, unredeemed discount tickets. The Company does not expect the outcome of this litigation to have a material impact on its operating results or financial position.

Other

Other than the lawsuits noted above, the Company is a defendant in various lawsuits arising in the ordinary course of business and is involved in certain environmental matters. From time to time the Company is involved in disputes with landlords, contractors and other third parties. It is the opinion of management that any liability to the Company, which may arise as a result of these matters, will not have a material adverse effect on the Company’s operating results, financial position or cash flows.

NOTE 22—CONDENSED COMBINED CONSOLIDATING FINANCIAL INFORMATION

As of December 31, 2004, the Company had outstanding $315.0 million aggregate principal amount of 9% senior subordinated notes due 2014. These senior subordinated notes are fully and unconditionally guaranteed, jointly and severally and on an unsecured senior subordinated basis, subject to certain limited exceptions, by all of the Company’s wholly-owned existing and future domestic subsidiaries. The Company’s foreign subsidiary, Grupo Cinemex, and its domestic and foreign joint ventures do not guarantee the senior subordinated notes.

The following supplemental tables present condensed combined consolidating balance sheets for the Company and its subsidiary guarantors and subsidiary non-guarantors as of December 31, 2004 and 2003 and the condensed combined consolidating statements of operation and cash flows for the period from April 1 to December 31, 2002 (Predecessor Company), the year ended December 31, 2003 (Predecessor Company), the period from January 1 to July 31, 2004 (Predecessor Company) and the period from August 1 to December 31, 2004 (Successor Company).

Condensed Combined Consolidating Balance Sheet as of December 31, 2003 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—	$117,340	$22,085	$—	$139,425
Other current assets	—	32,436	22,196	—	54,632
Current assets of discontinued operations	—	—	64,251	—	64,251
TOTAL CURRENT ASSETS	—	149,776	108,532	—	258,308
PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	—	514,473	138,065	—	652,538
OTHER ASSETS
Goodwill	—	115,621	84,422	—	200,043
Investment in subsidiaries and partnerships	683,384	105,448	—	(673,220)	115,612
Other non-current assets	—	101,671	43,151	—	144,822
Long-term assets of discontinued operations	—	—	225,996	—	225,996
TOTAL ASSETS	$683,384	$986,989	$600,166	$(673,220)	$1,597,319
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Other current liabilities	$—	$162,250	$30,663	$—	$192,913
Current liabilities of discontinued operations	—	—	45,882	—	45,882
TOTAL CURRENT LAIBILITIES	—	162,250	76,545	—	238,795
LONG-TERM DEBT	—	321,847	84,540	—	406,387
OTHER LONG-TERM LIABILITIES	—	47,110	18,169	—	65,279
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	—	203,474	—	203,474
TOTAL LIABILITIES	—	531,207	382,728	—	913,935
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	—	1	59,088	—	59,089
Additional paid-in capital	599,258	420,883	109,122	(589,094)	540,169
Accumulated other comprehensive income/(loss)	(24,927)	(868)	(24,059)	24,927	(24,927)
Retained earnings	109,053	35,766	73,287	(109,053)	109,053
TOTAL STOCKHOLDERS’ EQUITY	683,384	455,782	217,438	(673,220)	683,384
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$683,384	$986,989	$600,166	$(673,220)	$1,597,319

Condensed Consolidating Balance Sheet as of December 31, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—	$58,523	$12,492	$—	$71,015
Other current assets	—	34,600	27,313	—	61,913
TOTAL CURRENT ASSETS	—	93,123	39,805	—	132,928
PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	—	575,852	156,304	—	732,156

OTHER ASSETS
Goodwill	—	465,143	85,393	—	550,536
Investments in subsidiaries and partnerships	1,333,175	101,798	—	(1,319,396)	115,577
Other non-current assets	31,829	150,163	38,769	—	220,761
TOTAL ASSETS	$1,365,004	$1,386,079	$320,271	$(1,319,396)	$1,751,958
LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$22,475	$128,506	$23,802	$—	$174,783

LONG-TERM DEBT	937,125	2,320	92,061	—	1,031,506
OTHER LONG-TERM LIABILITIES	14	122,539	17,726	—	140,279
TOTAL LIABILITIES	959,614	253,365	133,589	—	1,346,568
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	—	—	—	—	—
Additional paid-in capital	421,671	1,116,637	190,201	(1,306,838)	421,671
Accumulated other comprehensive income/(loss)	6,577	—	6,591	(6,591)	6,577
Retained earnings/(deficit)	(22,858)	16,077	(10,110)	(5,967)	(22,858)
TOTAL STOCKHOLDERS’ EQUITY	405,390	1,132,714	186,682	(1,319,396)	405,390
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,365,004	$1,386,079	$320,271	$(1,319,396)	$1,751,958

Condensed Combined Consolidating Statement of Operations

for the Nine Month Ended December 31, 2002 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$417,159	$58,346	$—	$475,505
Concession	—	161,077	31,276	—	192,353
Other	—	19,425	17,232	—	36,657
Total operating revenues	—	597,661	106,854	—	704,515

EXPENSES
Theatre operations and other expenses	—	449,840	67,177	—	517,017
Cost of concessions	—	20,547	7,027	—	27,574
General and administrative	—	40,905	15,037	—	55,942
Depreciation and amortization	—	39,377	11,369	—	50,746
Loss on sale/disposal of theatres and other	—	733	—	—	733
Total operating expenses	—	551,402	100,610	—	652,012
INCOME FROM OPERATIONS	—	46,259	6,244	—	52,503

Interest expense, net	—	23,612	7,001	—	30,613
Equity income in long-term investments	(30,202)	(3,875)	—	32,578	(1,499)
INCOME BEFORE INCOME TAXES, DISCONTINUED OPERATIONS, CUMULATIVE AND CHANGE IN ACCOUNTING PRINCIPLE	30,202	26,522	(757)	(32,578)	23,389
Income tax expense/(benefit)	—	9,845	(1,812)	—	8,033
INCOME BEFORE DISCONTINUED OPERATIONS AND CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	30,202	16,677	1,055	(32,578)	15,356
Discontinued operations, net of tax	—	—	10,846	—	10,846
Cumulative effect of a change in accounting principle, net of tax	—	—	4,000	—	4,000
NET INCOME	$30,202	$16,677	$15,901	$(32,578)	$30,202

Condensed Combined Consolidating Statement of Operations

for the Year Ended December 31, 2003 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$539,943	$88,700	$—	$628,643
Concession	—	204,634	48,772	—	253,406
Other	—	28,130	18,059	—	46,189
Total operating revenues	—	772,707	155,531	—	928,238

EXPENSES
Theatre operations and other expenses	—	583,432	98,061	—	681,493
Cost of concessions	—	25,770	9,690	—	35,460
General and administrative	—	49,931	10,168	—	60,099
Depreciation and amortization	—	54,044	26,896	—	80,940
Gain on sale/disposal of theatres and other	—	(4,508)	—	—	(4,508)
Total operating expenses	—	708,669	144,815	—	853,484
INCOME FROM OPERATIONS	—	64,038	10,716	—	74,754

Interest expense, net	—	24,959	10,303	—	35,262
Equity (income)/loss in long-term investments	(78,851)	4,293	—	76,043	1,485
INCOME/(LOSS) BEFORE INCOME TAXES, AND DISCONTINUED OPERATIONS	78,851	34,786	413	(76,043)	38,007
Income tax expense	—	14,186	1,153	—	15,339
INCOME/(LOSS) BEFORE DISCONTINUED OPERATIONS	78,851	20,600	(740)	(76,043)	22,668
Discontinued operations, net of tax	—	—	56,183	—	56,183
NET INCOME	$78,851	$20,600	$55,443	$(76,043)	$78,851

Condensed Combined Consolidating Statement of Operations

for the Seven Month Ended July 31, 2004 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$326,778	$58,036	$—	$384,814
Concession	—	122,728	33,918	—	156,646
Other	—	16,892	8,928	—	25,820
Total operating revenues	—	466,398	100,882	—	567,280

EXPENSES
Theatre operations and other expenses	—	342,533	62,141	—	404,674
Cost of concessions	—	16,258	7,107	—	23,365
General and administrative	—	32,609	10,725	—	43,334
Depreciation and amortization	—	34,673	14,950	—	49,623
Loss/(gain) on sale/disposal of theatres and other	—	(4,550)	816	—	(3,734)
Total operating expenses	—	421,523	95,739	—	517,262
INCOME FROM OPERATIONS	—	44,875	5,143	—	50,018
Interest expense, net	—	9,155	7,508	—	16,663
Loss on early extinguishment of debt	—	6,856	—	—	6,856
Equity income in long-term investments	(21,963)	1,967	—	19,063	(933)
INCOME/(LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	21,963	26,897	(2,365)	(19,063)	27,432
Income tax expense	—	11,228	1,658	—	12,886
INCOME/(LOSS) BEFORE DISCONTINUED OPERATIONS	21,963	15,669	(4,023)	(19,063)	14,546
Discontinued operations, net of tax	—	—	7,417	—	7,417
NET INCOME/(LOSS)	$21,963	$15,669	$3,394	$(19,063)	$21,963

Condensed Consolidating Statement of Operations
for the Five Month Ended December 31, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$204,508	$33,037	$—	$237,545
Concession	—	76,298	18,586	—	94,884
Other	—	14,184	9,425	—	23,609
Total operating revenues	—	294,990	61,048	—	356,038
EXPENSES
Theatre operations and other expenses	—	224,791	39,817	—	264,608
Cost of concessions	—	9,935	4,013	—	13,948
General and administrative	—	14,875	6,059	—	20,934
Depreciation and amortization	—	32,094	13,677	—	45,771
Loss on sale/disposal of theatres and other	—	156	1,274	—	1,430
Total operating expenses	—	281,851	64,840	—	346,691
INCOME/(LOSS) FROM OPERATIONS	—	13,139	(3,792)	—	9,347

Interest expense, net	31,223	(1,002)	5,784	—	36,005
Loss on early extinguishment of debt	—	—	882	—	882
Equity income in long-term investments	(8,365)	960	—	5,967	(1,438)
INCOME/(LOSS) BEFORE INCOME TAXES	(22,858)	13,181	(10,458)	(5,967)	(26,102)
Income tax benefit	—	(2,896)	(348)	—	(3,244)
NET INCOME/(LOSS)	$(22,858)	$16,077	$(10,110)	$(5,967)	$(22,858)

Condensed Combined Consolidating Statement of Cash Flows
for the Nine Month Ended December 31, 2002 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by Operating Activities	$—	$42,353	$21,994	$—	$64,347

INVESTING ACTIVITIES
Investments in/advances to partnerships, net	(20,592)	(20,592)	—	20,592	(20,592)
Unrestricted cash from acquisitions	—	—	16,227	—	16,227
Capital expenditures	—	(22,705)	(8,773)	—	(31,478)
Other investing activities	—	55	—	1,731	1,786
Net Cash Used in Investing Activities	$(20,592)	$(43,242)	$7,454	$22,323	$(34,057)

FINANCING ACTIVITIES
Equity contributions	20,592	20,592	—	(20,592)	20,592
Borrowings under Grupo Cinemex Credit Facility	—	—	95,792	—	95,792
Repayment under Grupo Cinemex Credit Facility	—	—	(71,300)	—	(71,300)
Return of capital	—	—	(24,549)	—	(24,549)
Other financing activities	—	(10,224)	1,731	(1,731)	(10,224)
Net Cash Provided by/(Used in) Financing Activities	$20,592	$10,368	$1,674	$(22,323)	$10,311

Effect of exchange rate changes on cash and cash equivalents	—	—	(1,722)	—	(1,722)
Increase in cash and cash equivalents	—	9,479	29,400	—	38,879
Cash and cash equivalents at beginning of period	—	56,266	498	—	56,764
Cash and cash equivalents at end of period	$—	$65,745	$29,898	$—	$95,643

Condensed Combined Consolidating Statement of Cash Flow
for the Year Ended December 31, 2003 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by Operating Activities	$—	$76,019	$12,940	$—	$88,959

INVESTING ACTIVITIES
Proceeds from the sale of assets	—	13,738	—	—	13,738
Capital expenditures	—	(23,793)	(17,102)	—	(40,895)
Other investing activities	(476)	(2,255)	(4,069)	2,731	(4,069)
Net Cash Provided by/(Used in) Investing Activities	$(476)	$(12,310)	$(21,171)	$2,731	$(31,226)

FINANCING ACTIVITIES
Borrowings from revolving credit facilities	—	15,000	—	—	15,000
Return of capital from Cineplex Galaxy	—	163,462	—	—	163,462
Repayments on Term Loan Agreement	—	(118,868)	—	—	(118,868)
Repayment of Loeks-Star revolving credit line	—	(50,778)	—	—	(50,778)
Repayment of revolving credit facilities	—	(15,000)	—	—	(15,000)
Other financing activities	476	(5,930)	2,255	(2,731)	(5,930)
Net Cash Used in Financing Activities	$476	$(12,114)	$2,255	$(2,731)	$(12,114)

Effect of exchange rate changes on cash and cash equivalents	—	—	(1,837)	—	(1,837)
Increase/(decrease) in cash and cash equivalents	—	51,595	(7,813)	—	43,782
Cash and cash equivalents at beginning of period	—	65,745	29,898	—	95,643
Cash and cash equivalents at end of period	$—	$117,340	$22,085	$—	$139,425

Condensed Combined Consolidating Statement of Cash Flow
for the Seven Months Ended July 31, 2004 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by Operating Activities	$—	$66,652	$8,574	$—	$75,226

INVESTING ACTIVITIES
Capital expenditures	—	(27,835)	(8,803)	—	(36,638)
Proceeds from sale of Cineplex Odeon Canada	—	205,861	—	—	205,861
Other investing activities	—	5,556	(2,370)	1,893	5,079
Net Cash Provided by/(Used I)n Investing Activities	$—	$183,582	$(11,173)	$1,893	$174,302

FINANCING ACTIVITIES
Repayments on Term Loan Agreement	—	(214,979)	—	—	(214,979)
Other financing activities	—	(3,005)	1,893	(1,893)	(3,005)

Net Cash Used in Financing Activities	$—	$(217,984)	$1,893	$(1,893)	$(217,984)

Effect of exchange rate changes on cash and cash equivalents	—	—	(544)	—	(544)
Increase/(decrease) in cash and cash equivalents	—	32,250	(1,250)	—	31,000
Cash and cash equivalents at beginning of period	—	117,340	22,085	—	139,425
Cash and cash equivalents at end of period	$—	$149,590	$20,835	$—	$170,425

Condensed Consolidating Statement of Cash Flow
for the Five Months Ended December 31, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by/(Used in) Operating Activities	$—	$37,558	$539	$—	$38,097

INVESTING ACTIVITIES
Payment of purchase price to former shareholders	(1,127,259)	—	(178,602)	—	(1,305,861)
Capital expenditures	—	(9,054)	(8,151)	—	(17,205)
Acquisition of Grupo Cinemex	(178,602)	—	—	178,602	—
Other investing activities	—	(2,315)	—	1,504	(811)
Net Cash Used in Investing Activities	$(1,305,861)	$(11,369)	$(186,753)	$180,106	$(1,323,877)

FINANCING ACTIVITIES
Equity contributions, net of transaction costs	421,671	—	178,602	(178,602)	421,671
Proceeds from U.S. Term B Facility	630,000	—	—	—	630,000
Proceeds from issuance of senior subordinated notes	315,000	—	—	—	315,000
Proceeds from Grupo Cinemex Term Loan	—	—	90,000	—	90,000
Repayments on Term Loan Agreement	—	(92,335)	—	—	(92,335)
Repayments on Priority Secured Credit Agreement	—	(28,650)	—	—	(28,650)
Repayments on Grupo Cinemex Credit Facility	—	—	(87,682)	—	(87,682)
Payment of Transaction related expenses	(15,334)	—	(2,031)	—	(17,365)
Deferred financing fees	(39,724)	—	(1,832)	—	(41,556)
Other financing activities	(5,752)	3,729	1,504	(1,504)	(2,023)
Net Cash Provided by/(Used in) Financing Activities	$1,305,861	$(117,256)	$178,561	$(180,106)	$1,187,060

Effect of exchange rate changes on cash and cash equivalents	—	—	(690)	—	(690)
Decrease in cash and cash equivalents	—	(91,067)	(8,343)	—	(99,410)
Cash and cash equivalents at beginning of period	—	149,590	20,835	—	170,425
Cash and cash equivalents at end of period	$—	$58,523	$12,492	$—	$71,015

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

	December 31, 2004	September 30, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$71,015	$48,951
Accounts and other receivables	34,284	34,658
Prepaid rent	9,924	10,007
Inventories	3,981	3,907
Assets held for sale	2,408	2,974
Prepaid expenses and other current assets	11,316	8,794
TOTAL CURRENT ASSETS	132,928	109,291

PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	732,156	683,166

OTHER ASSETS
Investments in and advances to partnerships	115,577	104,368
Goodwill	550,536	556,945
Other intangible assets, net	164,483	152,409
Deferred charges and other assets	56,278	59,628
TOTAL ASSETS	$1,751,958	$1,665,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$133,800	$114,903
Deferred revenue	33,538	30,234
Current maturities of long-term debt	6,401	6,409
Current portion of capital leases	1,044	1,108
TOTAL CURRENT LIABILITIES	174,783	152,654

LONG-TERM DEBT	1,031,506	1,038,056
LONG-TERM CAPITAL LEASE OBLIGATIONS	26,989	26,158
ACCRUED PENSION AND POST-RETIREMENT BENEFITS	12,125	12,009
OTHER LIABILITIES	101,165	78,893
TOTAL LIABILITIES	1,346,568	1,307,770

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Common stock voting ($0.01 par value, 3,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2004 and September 30, 2005)	—	—
Additional paid-in capital	421,671	422,774
Accumulated other comprehensive income	6,577	9,984
Retained deficit	(22,858)	(74,721)
TOTAL STOCKHOLDERS’ EQUITY	405,390	358,037
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,751,958	$1,665,807

The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS OF U.S. DOLLARS)

	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company
	One Month Ended July 31, 2004	Two Months Ended September 30, 2004	Three Months Ended September 30, 2005	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
REVENUES
Box office	$76,748	$85,147	$148,161	$384,814	$85,147	$428,129
Concession	30,063	33,384	61,635	156,646	33,384	180,039
Other	5,291	8,281	12,293	25,820	8,281	32,440
Total operating revenues	112,102	126,812	222,089	567,280	126,812	640,608

EXPENSES
Theatre operations and other expenses	72,887	100,694	164,495	404,674	100,694	483,235
Cost of concessions	4,426	5,184	9,373	23,365	5,184	27,341
General and administrative	11,550	8,600	13,440	43,334	8,600	39,666
Depreciation and amortization	6,955	14,051	29,799	49,623	14,051	84,116
(Gain)/loss on sale/disposal of theatres and other	(46)	1	960	(3,734)	1	1,159
Total operating expenses	95,772	128,530	218,067	517,262	128,530	635,517

INCOME/(LOSS) FROM OPERATIONS	16,330	(1,718)	4,022	50,018	(1,718)	5,091

Interest expense, net	2,414	11,921	20,723	16,663	11,921	59,070
Loss on early extinguishment of debt	6,856	882	—	6,856	882	—
Equity income in long-term investments	(965)	(1,750)	(2,482)	(933)	(1,750)	(3,019)

INCOME/(LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	8,025	(12,771)	(14,219)	27,432	(12,771)	(50,960)
Income tax expense/(benefit)	4,911	(4,608)	1,645	12,886	(4,608)	903

INCOME/(LOSS) BEFORE DISCONTINUED OPERATIONS	3,114	(8,163)	(15,864)	14,546	(8,163)	(51,863)
Discontinued operations — sale of Canadian operations, net of tax of $3,499 for the one months ended July 31, 2004, and $4,720 for the seven months ended July 31, 2004	5,497	—	—	7,417	—	—
NET INCOME/(LOSS)	$8,611	$(8,163)	$(15,864)	$21,963	$(8,163)	$(51,863)

The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

	Common Stock	Amount	Accumulated Other Comprehensive Income	Additional Paid-In Capital	Retained Deficit	Total Stockholders’ Equity
Balance as of December 31, 2004	1,000	$—	$6,577	$421,671	$(22,858)	$405,390
Foreign currency translation adjustment	—	—	5,653	—	—	5,653
Unrealized income/(loss) on interest rate swap contracts	—	—	(2,340)	—	—	(2,340)
Unrealized gain on marketable equity securities	—	—	94	—	—	94
Net loss for the nine months ended September 30, 2005	—	—	—	—	(51,863)	(51,863)
Comprehensive loss	—	—	—	—	—	(48,456)
Capital contribution from LCE Holdings, Inc.	—	—	—	1,103	—	1,103
Balance as of September 30, 2005	1,000	$—	$9,984	$422,774	$(74,721)	$358,037

The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

(IN THOUSANDS OF U.S. DOLLARS)

	Combined Consolidated Predecessor	Consolidated Successor	Consolidated Successor
	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
OPERATING ACTIVITIES
Net income/(loss)	$21,963	$(8,163)	$(51,863)
Gain from discontinued operations	(7,417)	—	—
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	49,623	14,051	84,116
(Gain)/loss on sale/disposal of theatres	(3,734)	1	1,159
Loss on early extinguishment of debt	6,856	882	—
Amortization of debt issuance costs	1,862	1,001	3,322
Equity (income)/loss from long-term investments	(933)	(1,750)	(3,019)
Deferred income taxes	7,503	—	—
Dividend received from Megabox Cineplex	—	—	13,426
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,621)	(2,689)	(374)
Increase in accounts payable and accrued expenses	8,724	(21,429)	(19,325)
Changes in other operating assets and liabilities, net	(7,600)	(1,065)	(6,667)
Net Cash Provided by/(Used in) Operating Activities	75,226	(19,161)	20,775
INVESTING ACTIVITIES
Proceeds from sale of Cineplex Odeon Canada	205,861	—	—
Proceeds from sale of assets	7,449	146	81
Investment in/advances to partnerships, net	(2,370)	—	—
Acquisition of marketable equity securities	—	—	(1,225)
Acquisition of additional interest in Magic Johnson Theatres	—	—	(3,731)
Payment of purchase price to former shareholders	—	(1,305,861)	—
Capital expenditures	(36,638)	(8,733)	(39,567)
Net Cash Provided by/(Used in) Investing Activities	174,302	(1,314,448)	(44,442)
FINANCING ACTIVITIES
Equity contribution	—	421,671	—
Equity contribution from LCE Holdings, Inc.	—	—	1,103
Proceeds from U.S. Term B Facility.	—	630,000	—
Proceeds from issuance of senior subordinated notes.	—	315,000	—
Proceeds from Grupo Cinemex Term Loan.	—	90,000	10,000
Borrowings from revolving credit facility.	—	2,250	—
Repayments on Term Loan Agreement	(214,979)	(92,335)	—
Repayments on Priority Secured Credit Facility	(2,400)	(28,650)	—
Repayment under Grupo Cinemex Credit Facility	—	(87,682)	—
Payment or Transaction related expenses	—	(15,864)	—
Debt issuance costs	—	(41,556)	(951)
Repayments of U.S. Term B facility	—	—	(8,000)
Repayment of mortgage and capital leases	(605)	(177)	(873)
Net Cash (Used in)/Provided by Financing Activities	(217,984)	1,192,657	1,279
Effect of exchange rate changes on cash and cash equivalents	(544)	(11)	324
Increase/(decrease) in cash and cash equivalents	31,000	(140,963)	(22,064)
Cash and cash equivalents at beginning of period	139,425	170,425	71,015
Cash and cash equivalents at end of period	$170,425	$29,462	$48,951

The accompanying notes are an integral part of these unaudited condensed combined consolidated financial statements.

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Loews Cineplex Entertainment Corporation (“LCE” or the “Company”) is a major film exhibition company with operations and/or investments in the United States, Mexico, Spain and South Korea. The Company operates theatres under the Loews Theatres, Cineplex Odeon, Cinemex, Star Theatres and Magic Johnson Theatres names. The Company’s significant joint ventures operate theatres under the Universal Cineplex, Megabox and Yelmo Cineplex names. As of September 30, 2005, the Company owns, or has an interest in, and operates 2,227 screens at 200 theatres in 18 states and the District of Columbia, Mexico, Spain and South Korea. The Company’s principal geographic markets include the metropolitan areas of New York, Baltimore, Boston, Chicago, Dallas, Detroit, Houston, Los Angeles, San Francisco, Seattle and Washington D.C. in the U.S.; Mexico City in Mexico; Madrid in Spain; and Seoul in South Korea.

Included in the Company’s screen and theatre counts are 365 screens in 33 theatres in which it holds a joint venture interest. The Company’s significant joint venture interests include a 50% partnership interest Yelmo Cineplex, S.L. (“Yelmo Cineplex”), which operates 299 screens in 26 theatres in Spain and Megabox Cineplex, Inc. (“Megabox Cineplex”), which operates 66 screens in seven theatres in South Korea.

On July 30, 2004, LCE Holdings, Inc., a company formed by Bain Capital Partners, LLC (“Bain”), The Carlyle Group (“Carlyle”) and Spectrum Equity Investors (“Spectrum”), acquired 100% of the capital stock of the Company and, indirectly, Grupo Cinemex S.A. de C.V. (“Grupo Cinemex”) for an aggregate purchase price of approximately $1.5 billion (the “Acquisition”) pursuant to an agreement between LCE Holdings, Inc. and the Company’s former investors, Onex Corporation (“Onex”) and OCM Cinema Holdings, LLC (“OCM Cinema”).

The date of the Acquisition was July 30, 2004, but for accounting purposes and to coincide with its normal financial closing, the Company has utilized July 31, 2004 as the effective date of the Acquisition. As a result, the Company has reported operating results and financial position for all periods presented prior to July 31, 2004 as those of the Predecessor Company and for all periods from and after August 1, 2004 as those of the Successor Company due to the resulting change in the basis of accounting.

On June 20, 2005, LCE Holdings, Inc., the parent company of LCE, entered into a definitive merger agreement with Marquee Holdings Inc., the holding company of AMC Entertainment Inc. (“AMC”), one of the world’s leading film exhibition companies. If the transactions described in the merger agreement are consummated, they would result in the combination of the businesses of LCE and AMC, the merger of LCE Holdings, Inc. with and into Marquee Holdings, Inc. with Marquee Holdings, Inc. continuing as the holding company of the merged businesses, and the merger of LCE and AMC Entertainment Inc., with AMC Entertainment Inc. continuing after the merger. The merger is expected to close sometime late in 2005 or early in 2006. Completion of the merger is subject to the satisfaction of customary closing conditions for transactions of this type including antitrust approval and completion of financing to refinance the Company’s U.S. senior secured credit facility and the senior secured credit facility of AMC Entertainment Inc.

Each of the parties to the merger agreement has made customary representations, warranties and covenants, including, among others, (i) to conduct their respective businesses in the ordinary course prior to consummation of the merger, (ii) to use reasonable best efforts to obtain regulatory approval, including antitrust approval under the Hart-Scott-Rodino Act and (iii) to cooperate in connection with the refinancing of the senior credit facilities of AMC Entertainment Inc. and the Company.

If the merger were consummated, the Sponsors and certain members of the Company’s management would receive approximately 40% of the outstanding common stock of Marquee Holdings Inc., the surviving holding company, in exchange for their equity in LCE Holdings, Inc. Upon the consummation of a merger, the shareholders of Marquee Holdings Inc., the surviving holding company, would enter into a stockholders agreement that would provide for the governance of Marquee Holdings Inc. The current owners of Marquee Holdings Inc. would be entitled to appoint five directors with a majority of the votes of the board of directors. The current owners of LCE Holdings, Inc. would be entitled to appoint four directors. The terms of the stockholders agreement would also require the consent of a specified majority of the stockholders in order to approve many types of transactions.

Under the terms of the indenture governing the Company’s senior subordinated notes, its merger with AMC would constitute a change of control.  Because the Company will not meet certain conditions in the indenture, upon consummation of the merger, the Company will be required to give the holders of its senior subordinated notes an opportunity to sell the notes to the Company at a price of 101% of the principal amount of the senior subordinated notes, plus accrued and unpaid interest and additional interest (as defined in the indenture), if any, to the date of the repurchase.  AMC has secured commitments to finance this repurchase offer.

On September 12, 2005, the exchange offer of the Company’s $315 million new senior subordinated notes due 2014 for an equal amount of the Company’s $315 million outstanding senior subordinated notes due 2014 closed, with 100% of the previously outstanding notes accepting the Company’s offer to exchange. The terms and conditions of the new senior subordinated notes are identical to those of the outstanding senior subordinated notes (i.e., interest rate, maturity date, payment schedule, etc.). The exchange offer did not have a material impact on the Company’s results of operations or financial position.

Basis of Presentation

These unaudited condensed combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The Company’s combined consolidated financial statements include the accounts of LCE and its consolidated subsidiaries, and, for the periods through July 31, 2004, Grupo Cinemex and its consolidated subsidiaries, on a combined basis, as LCE and Grupo Cinemex were entities under common control. As a result of the Acquisition, the consolidated financial statements include the accounts of Grupo Cinemex on a consolidated basis from August 1, 2004. Majority-owned companies are consolidated and, except where consolidation is required in accordance with FIN 46(R), 50% or less owned investments in which the Company has significant influence are accounted for under the equity method of accounting. Significant intercompany accounts and transactions have been eliminated.

In the opinion of management, these unaudited condensed combined consolidated financial statements contain all adjustments necessary to fairly state the financial position of the Company as of September 30, 2005 and December 31, 2004 and the results of operations and cash flows for the three and nine months ended September 30, 2005 and 2004. All adjustments are of a normal recurring nature. These unaudited condensed combined consolidated financial statements should be read in conjunction with the Company’s audited combined consolidated December 31, 2004 financial statements.

Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates.

New Accounting Principles

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment”, which replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and supercedes Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB No. 25”). SFAS 123(R) eliminates the ability to account for share-based compensation transactions using APB No. 25 and requires that such transactions be accounted for using a fair value-based method. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

SFAS 123(R) may be adopted using one of two methods: (i) a “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date, or (ii) a “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

In April 2005, the SEC approved a new rule delaying the effective date of SFAS No. 123(R) for public companies until the first fiscal year beginning after June 15, 2005. As such, the Company will be required to apply SFAS No. 123(R) beginning in 2006. Until such implementation, the Company will continue to apply the disclosure-only requirements of SFAS No. 123 and will apply intrinsic value accounting for its employee stock options that defines compensation cost for stock options, if any, as the excess of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Management is in the process of determining the impact on the results of operations or financial position of the Company.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 is an interpretation of SFAS 143, “Asset Retirement Obligations”, which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provisions of FIN 47 have been adopted by the Company and did not have a material impact on the results of operations or financial position of the Company.

In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections” (“SFAS 154”), a replacement of APB Opinion No. 20, “Accounting Changes”, and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, effective for fiscal years beginning after December 15, 2005. SFAS 154 changes the requirements for the accounting for and reporting of a voluntary change in accounting principle as well as the changes required by an accounting pronouncement that does not include specific transition provisions. SFAS 154 is not expected to have a material impact on the results of operations or financial position of the Company.

NOTE 2 — DISCONTINUED OPERATIONS

In January 2004, Company management committed to a plan to sell Cineplex Odeon Corporation (“COC”), the Company’s wholly owned subsidiary (comprising its Canadian operations, including its interest in the Cineplex Galaxy Limited Partnership), to Onex and OCM Cinema. This transaction closed on July 30, 2004. As a result of that decision, the Company has reported COC’s results of operations for the one and seven months ended July 31, 2004 as discontinued operations. COC generated total revenue of $33.2 million and $159.7 million and income before taxes of $9.0 million and $12.1 million for the one and seven months ended July 31, 2004, respectively.

NOTE 3 — VARIABLE INTEREST ENTITIES

The Company has owned a 50% interest in the Magic Johnson Theatre (“MJT”) partnership since it was formed in 1994. Based on the criteria set forth in FIN 46(R), the Company concluded during the first quarter of 2004 that its investment in MJT, previously accounted for under the equity method of accounting, met the definition of a VIE and the Company was deemed to be the primary beneficiary. Accordingly, the Company has consolidated MJT for all periods presented. As a result of the consolidation of MJT, the Company has recorded additional assets of $10.2 million and additional liabilities of $1.5 million at December 31, 2004.

In August of 2005, the Company acquired an additional 49.99% interest in MJT from its partner in the MJT partnership, Johnson Development Corporation, for total proceeds of $3.7 million, including professional fees paid by the Company and, on the same day, the partnership was converted from a general partnership to a limited partnership.  Johnson Development Corporation retained a ..01% interest in the limited partnership.  As noted above, the Company had previously consolidated the operating results and financial position of the MJT partnership as a result of the Company’s adoption of FIN 46, therefore, this transaction has not had any significant effect on the results of operations or financial position of the Company.  The $3.7 million purchase price has been allocated to goodwill, as all MJT assets are stated at fair value resulting from the July 2004 acquisition of the Company..

The amount recorded for Goodwill is not subject to amortization, is recorded at the subsidiary level and is not expected to be deductible for tax purposes.

NOTE 4 — ASSETS HELD FOR SALE

On December 2, 2004 and September 30, 2005, the Company entered into agreements to sell theatre properties located in Arizona and Indiana, respectively.  As a result of these transactions, the Company has classified $2.4 million and $3.0 million on its December 31, 2004 and September 30, 2005, respectively, consolidated balance sheets as Assets held for sale.  These balances reflect the net book value of the respective theatre properties to be sold.  Additionally, as the operations of these theatres were not significant to the results of operations of the Company, they were not classified as discontinued operations in the Company’s combined consolidated statement of operations.  The sales of these theatre properties in Arizona and Indiana are expected to close in the second quarter of 2006 and the fourth quarter of 2005, respectively,  with the Company receiving net proceeds of $4.0 million.

NOTE 5 — LONG-TERM INVESTMENTS IN AND ADVANCES TO PARTNERSHIPS

The Company’s domestic long-term investments consist of a 50% interest in certain U.S. partnerships, which together operate three theatres with 31 screens and are accounted for using the equity method.

The Company’s international long-term investments include a 50% interest in Yelmo Cineplex, which operates 26 theatres with 299 screens at September 30, 2005 and a 50% interest in Megabox Cineplex, which operates seven theatres with 66 screens at September 30, 2005. The Company accounts for these investments following the equity method of accounting.

The following table presents condensed financial information for the Company’s unconsolidated partnerships on a combined basis for the periods presented:

	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company
	One Month Ended July 31, 2004	Two Months Ended September 30, 2004	Three Months Ended September 30, 2005	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
Total revenues	$22,154	$39,661	$59,441	$159,812	$39,661	$162,372
Total operating costs	$15,743	$29,737	$44,734	$131,181	$29,737	$126,841
Income from continuing operations	$3,794	$5,044	$7,166	$7,567	$5,044	$12,082
Net income	$1,930	$3,500	$4,964	$1,866	$3,500	$6,038

The condensed financial information above includes the operating results of the Company’s German partnership for the one and seven months ended July 31, 2004. On July 30, 2004, the Company sold its interest in its German partnership to affiliates of its former shareholders and as a result the operating results of the German partnership are not included for the two months ended September 30, 2004 and the three and nine months ended September 30, 2005.

NOTE 6 — EMPLOYEE BENEFITS

Employee Health and Welfare and Other Post-retirement Benefits

The Company provides post-retirement health and welfare benefits to eligible employees in the United States. Employees become eligible for the benefits upon retirement. These benefits are payable, with regard to health care, for the life of the retiree and up to 12 months following the death of the retiree for the spouse, and with regard to life insurance, for the life of the retiree. The Company retains the right to modify or terminate the post-retirement life and medical benefits. The post-retirement life and health care benefits are contributory, with retiree contributions including deductibles and co-payments. The Company has not funded this plan as of September 30, 2005.

The following are the components of net periodic expense related to the post-retirement health and welfare plan for the three and nine months ended September 30, 2004 and 2005:

	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company
	One Month Ended July 31, 2004	Two Months Ended September 30, 2004	Three Months Ended September 30, 2005	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
Net periodic benefit cost
Service cost	$20	$43	$105	$141	$43	$316
Interest cost	47	92	146	325	92	436
Amortization of prior service cost	(1)	—	—	(4)	—	—
Amortization of losses	24	—	—	170	—	—
Net periodic post-retirement expense	$90	$135	$251	$632	$135	$752

The Company did not make any significant contributions to the post-retirement health and welfare plan for the three and nine months ended September 30, 2005. The Company expects to contribute $476 to the post-retirement health and welfare plan by December 31, 2005.

On January 12, 2004, the FASB issued FASB Staff Position (“FSP”) No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, (“FSP No. 106-1”). The Company had elected to defer recognition while evaluating the new law and the pending issuance of authoritative guidance. In May 2004, the FASB issued FSP No. 106-2 which provides accounting guidance for this new subsidy. The Company sponsors a postretirement benefit plan which may benefit from the subsidy. The Company has adopted FSP No. 106-2 during 2005.  The adoption of FSP No. 106-2 decreased the Company’s APBO by approximately $1.1 million for the subsidy related to past service as of January 1, 2005.  The effect of the subsidy on the measurement of net periodic post-retirement benefit cost for 2005 is approximately $0.2 million.

Pension Plans

The Company provides several pension plans covering its employees in both the U.S. and Mexico.

In the U.S., the Company maintains two pension plans, the Cineplex Odeon Corporation U.S. Employees’ Pension Plan (the “U.S. Pension Plan”) and the Loews Cineplex Entertainment Corporation Service Recognition Plan for Hourly Employees (the “SRP”). The U.S. Pension Plan is a frozen cash balance plan. The SRP is a defined benefit plan covering all eligible hourly U.S. employees, as defined by the SRP, and provides benefits based on years of service.

In Mexico, the Company provides a Seniority Premium and Termination Indemnity for Retirement Plan (the “Mexico Plan”) to all eligible employees of Servicios Cinematograficos Especializados, S.A. de C.V. (“SCE”) and a Termination Indemnity Retirement Plan to all eligible employees of Servino, S.A. de C.V. (“Servino”). Both SCE and Servino are wholly owned subsidiaries of Grupo Cinemex. The Mexico Plan establishes compensation upon retirement (pension and seniority premium) based on years of service rendered and the employee’s age and salary at the date of retirement. The Company has not funded the Mexico Plan as of September 30, 2005.

The following are the components of net periodic expense related to the pension plans for the three and nine months ended September 30, 2004 and 2005:

	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company
	One Month Ended July 31, 2004	Two Months Ended September 30, 2004	Three Months Ended September 30, 2005	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
Net periodic benefit cost
Service cost	$15	$36	$58	$108	$36	$169
Interest cost	53	100	171	370	100	463
Amortization of losses	1	—	1	4	—	1
Expected return on plan assets	(63)	(126)	(168)	(441)	(126)	(512)
Net periodic pension expense	$6	$10	$62	$41	$10	$121

The Company did not make any significant contributions to the pension plans for the three or nine months ended September 30, 2005. The Company expects to contribute $121 to the pension plans by December 31, 2005.

NOTE 7 — INCOME TAXES

The Company determines income tax expense for interim periods by applying Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which prescribes the use of the full year’s estimated effective tax rate in financial statements for interim periods. The provision for income taxes for the seven months ended July 31, 2004 and the two months ended September 30, 2004 indicates tax expense of $12.9 million and tax benefit of $4.6 million, respectively, while the provision for the nine months ended September 30, 2005 indicates tax expense of $ 0.9 million, reflecting an effective tax rate of 47.0% for the seven months ended July 31, 2004, 36.1% for the two months ended September 30, 2004 and 1.8% for the nine months ended September 30, 2005, respectively. The change in the effective rate between the periods is primarily a result of the non-recognition of U.S. tax benefits which have been fully offset by valuation allowances, the impact of foreign withholding taxes and the impact of Mexican inflationary adjustments.

The tax expense in the third quarter of 2005 was attributable primarily to a one-time payment of South Korean withholding taxes related to a dividend distribution received from the Company’s Megabox Cineplex joint venture during the third quarter partially offset by the benefit generated by the Company’s Mexican operations. The Company did not record any benefit, including foreign tax credits, for U.S. income taxes in the third quarter of 2005 because the Company has continued to record an offsetting valuation allowance against the U.S. deferred tax asset, since it was determined more likely than not that the deferred tax assets would not be realized.

In October 2004, the American Jobs Creation Act of 2004 (the “AJCA”) was passed. The AJCA creates a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. The deduction is subject to a number of limitations. The Company continues to evaluate to what extent, it might repatriate foreign earnings to the U.S under the AJCA. On July 29, 2005, the Company received a dividend distribution from Megabox of approximately $11.9 million (12.3 billion South Korean won) net of local withholding taxes of $1.5 million. The Company is still analyzing whether this dividend will qualify for the AJCA deduction.

NOTE 8 — RELATED PARTY TRANSACTIONS

The Company has entered into transactions with certain related parties, including its stockholders. A summary of significant transactions with these parties is provided below.

Prior to the Acquisition the Company had agreed to pay Onex and OCM Cinema an annual management fee of $5.0 million. A total of $7.9 million of this management fee was accrued as of July 31, 2004. This liability was discharged in connection with the Acquisition.  A total of $0.4 million and $3.2 million was included in the General and administrative expense line item in the combined consolidated statement of operations for the one and seven months ended July 31, 2004, respectively

In conjunction with the Acquisition the Company has agreed to pay Bain, Carlyle and Spectrum, collectively, an annual management fee of $4.0 million, in connection with planning, strategy, oversight and support to management. This management fee is prepaid on a quarterly basis. A total of $1.0 million of this management fee was included in the consolidated balance sheet under Prepaid expenses and other current assets as of September 30, 2005. A total of $0.7 million, $1.0 million and $3.0 million was included in the General and administrative expenses line item in the consolidated statement of operations for the two months ended September 30, 2004, and the three and nine months ended September 30, 2005, respectively.

The Company has an outstanding note receivable from a former officer of Grupo Cinemex. This note receivable is denominated in U.S. dollars and bears interest at a fixed rate of 8.0% per annum. This note receivable balance was $1.4 million and $1.0 million as of December 31, 2004 and September 30, 2005, respectively. The Company has a liability of $2.3 million and $1.6 million payable to the same former officer related to a non-compete agreement as of December 31, 2004 and September 30, 2005, respectively.

Construction of Grupo Cinemex’ theatres is primarily performed by three companies: Inmobiliaria y Constructora K, S.A. de C.V. (“Inmobiliaria K”), Inmobiliaria y Constructora L S.A. de C.V. (“Inmobiliaria L”) and Constructora Andres Bello (“Andres Bello”). An individual who has investments in each of the three entities serves on the board of directors of Grupo Cinemex. The general manager of Inmobiliaria K, Inmobiliaria L and Andres Bello is the father of the same individual. The construction services provided by the three companies are generally negotiated at cost plus a predetermined margin.

The following tables provide additional information related to the transactions between Grupo Cinemex and the related parties noted above.

	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company	Combined Consolidated Predecessor Company	Consolidated Successor Company	Consolidated Successor Company
	One Month Ended July 31, 2004	Two Months Ended September 30, 2004	Three Months Ended September 30, 2005	Seven Months Ended July 31, 2004	Two Months Ended September 30, 2004	Nine Months Ended September 30, 2005
Andres Bello	$—	$—	$—	$1,867	$—	$—
Inmobiliaria K	$1,170	$3,054	$—	$5,025	$3,054	$2,325

On January 1, 2005, the Boards of Directors of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc., the Company’s parent companies, approved, and on January 12, 2005, these companies entered into, Management Subscription Agreements providing for the sale of 91,948 shares of Class A Common Stock, 10,216 shares of Class L Common Stock of LCE Holdings, Inc. and 1,830 shares of Preferred Stock of LCE Intermediate Holdings, Inc. to key employees of the Company. The sale was completed on April 27, 2005 for total proceeds of $1.1 million. These proceeds were contributed to the Company by LCE Holdings, Inc. and LCE Intermediated Holdings, Inc. during the second quarter of 2005 and have been recorded as a capital contribution.

On July 18, 2005, the Company purchased 7,500 shares of The Orion Group common stock for a purchase price of approximately $1.2 million.  The Orion Group is the parent company of Mediaplex, Inc., the Company’s partner in its Megabox Cineplex joint venture.  This investment was classified as available-for-sale in accordance with the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and has been recorded as Deferred charges and other assets in the Company’s consolidated balance sheet as of September 30, 2005.  Available-for-sale securities are carried at fair value ($1.3 million as of September 30, 2005) with the unrealized gain or loss, net of tax, reported in other comprehensive income (gain of $0.1 million as of September 30, 2005).

NOTE 9 — SEGMENT AND GEOGRAPHIC DATA

The Company is engaged in one line of business, film exhibition. The following table presents summarized financial information about the Company by geographic segment. Financial information related to the Company’s international joint ventures and its investment in Grupo Cinemex is included in International. Information related to the international joint ventures is included on an equity method basis. There were no material amounts of sales or transfers among geographic segments.

	United States	International	Total
Predecessor Company

One month ended July 31, 2004
Box office revenues	$68,099	$8,649	$76,748
Concession revenues	24,716	5,347	30,063
Total operating revenues	96,177	15,925	112,102
Income/(loss) from continuing operations	16,629	(299)	16,330
Equity income in long-term investments	(161)	(804)	(965)

Successor Company

Two months ended September 30, 2004
Box office revenues	$73,447	$11,700	$85,147
Concession revenues	26,660	6,724	33,384
Total operating revenues	105,432	21,380	126,812
Income/(loss) from continuing operations	(2,015)	297	(1,718)
Equity income in long-term investments	(94)	(1,656)	(1,750)

Three months ended September 30, 2005
Box office revenues	$128,517	$19,644	$148,161
Concession revenues	49,490	12,145	61,635
Total operating revenues	185,533	36,556	222,089
Income from continuing operations	3,295	727	4,022
Equity income in long-term investments	(204)	(2,278)	(2,482)

	United States	International	Total
Predecessor Company

Seven months ended July 31, 2004
Box office revenues	$336,544	$48,270	$384,814
Concession revenues	126,942	29,704	156,646
Total operating revenues	480,910	86,370	567,280
Income from continuing operations	44,453	5,565	50,018
Equity income in long-term investments	(94)	(839)	(933)

Successor Company

Two months ended September 30, 2004
Box office revenues	$73,447	$11,700	$85,147
Concession revenues	26,660	6,724	33,384
Total operating revenues	105,432	21,380	126,812
Income/(loss) from continuing operations	(2,015)	297	(1,718)
Equity income in long-term investments	(94)	(1,656)	(1,750)

Nine months ended September 30, 2005
Box office revenues	$372,174	$55,955	$428,129
Concession revenues	146,076	33,963	180,039
Total operating revenues	539,828	100,780	640,608
Income from continuing operations	4,882	209	5,091
Equity income in long-term investments	(214)	(2,805)	(3,019)
Total assets as of September 30, 2005	1,246,108	419,699	1,665,807

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Guarantees and Indemnification Obligations

The Company has agreements with certain vendors, financial institutions, lessors and service providers pursuant to which it has agreed to indemnify the other party for certain matters, such as acts and omissions of the Company, its employees, agents or representatives.

In November 2003, the Cineplex Galaxy Income Fund (the “Fund”), a Canadian income trust, was established to indirectly hold substantially all the assets of COC and all of the capital stock of Galaxy Entertainment, Inc., another Canadian film exhibitor controlled by Onex. On November 26, 2003, the Fund completed an initial public offering of Fund Units in Canada. As a result of these transactions the Company, through COC, indirectly owned 44.4% of the Fund and agreed to indemnify the Fund, the holders of Fund Units and the underwriters, among others, for liabilities resulting from misrepresentations in the prospectus used in the offering of Fund Units and breaches of the representations and warranties made by COC in the various agreements entered into in connection with the sale of COC’s assets and the offering. The Company’s total maximum liability under this indemnity was limited to the net cash proceeds of the offering plus amounts drawn under the Cineplex Galaxy Term Loan facility that was put in place in connection with the offering ($164.5 million). In connection with the sale of COC to affiliates of Onex and OCM Cinema, these affiliates agreed to indemnify the Company for any and all liabilities resulting from the Company’s indemnification obligations.

In January 2004, the Company issued a corporate guaranty on behalf of Neue Filmpalast GmbH & Co. KG (“Neue Filmpalast”), its former German partnership, for certain acquisition related costs that the partnership was required to pay. In April 2004, the Company made an additional contribution of $1.2 million to Neue Filmpalast, which the Company believes satisfied a significant portion of the guaranty. Additionally, a subsidiary of the Company was guarantor of several of the theatre leases of Neue Filmpalast. In connection with the sale of the Company’s interest in this partnership to affiliates of Onex and OCM Cinema, these affiliates agreed to indemnify the Company for any and all liabilities resulting from the Company’s indemnification obligations.

Based upon the Company’s historical experience and information known as of September 30, 2005, the Company believes its potential liability related to its guarantees and indemnities is not material.

Commitments

As of September 30, 2005, the Company had aggregate capital commitments in the U.S. of $98.6 million primarily related to the completion of construction of five theatre properties (comprising 78 screens) and the expansion of two theatre properties (comprising nine screens). The Company expects to complete construction and to open these theatres during the next five years.

As of September 30, 2005, Grupo Cinemex had planned capital investments (but not contractual obligations) of $60.8 million related to eight theatre properties (comprising 74 screens). Grupo Cinemex expects to complete construction and to open these theatres during the next five years.

Metreon Arbitration

In May 1997, the Company entered into a 21-year lease with Metreon, Inc. (“Metreon”) to operate a megaplex theatre in an entertainment/retail center developed by Metreon in San Francisco. Since that theatre opened in June 1999, the Company has had a dispute with Metreon with respect to (1) construction costs that Metreon claims are the Company’s responsibility under the lease and (2) the percentage of the center occupied by the theatre and the nature, magnitude and allocation of the costs that Metreon is seeking to include as operating expenses under the lease. The amount of operating expenses claimed by Metreon to be allocable to this theatre is based upon the landlord’s assertion that the Company occupies at least 48.5% of the center. The Company asserted that it occupied substantially less of the center and that various expenses included in operating expenses charged to the Company were improper. In the Chapter 11 proceeding the Company assumed the Metreon lease without prejudice to any of the Company’s or Metreon’s rights with respect to the merits of the dispute or the appropriate forum for resolving the dispute. In September 2003, an arbitration was conducted to determine the percentage of the center occupied by the theatre. On March 16, 2004, the arbitrators issued a final award fixing at 34.49% the percentage, as of August 1, 2003, of the center occupied by the Company and directing Metreon to pay the Company’s legal fees and expenses related to the arbitration. Metreon sought to have the award vacated in state court in California and a hearing regarding Metreon’s motion was held on July 8, 2004. By Order dated August 2, 2004, the court denied Metreon’s motion to vacate the arbitration award, confirmed the award, and awarded the Company attorneys fees and costs to be determined in post-hearing submissions. A judgment confirming the arbitration award was entered by the court on September 3, 2004. Metreon is appealing this judgment. If the final award is confirmed by the appellate court, the maximum liability of the Company for operating expenses claimed by Metreon to be allocable to the Company’s theatre will be reduced significantly and the Company expects that Metreon will then commence legal proceedings to collect the remaining amount of operating expenses it claims are due from the Company. The Company believes it has meritorious defenses to all of Metreon’s claims against the Company under the lease and the Company intends to vigorously defend its position.

Six West Retail Acquisition, Inc.

Six West Retail Acquisition, Inc., a real estate development company, commenced an action on July 24, 1997, alleging that Sony Corporation, the Company and certain of its current and former officers and directors violated federal antitrust laws by engaging in block-booking agreements and monopolizing the motion picture exhibition market in New York City, and that the Company violated its contractual and fiduciary responsibilities in managing three theatres for Six West. The Company believes that Six West’s claims are without merit and intends to continue to oppose them vigorously. The Company believes that any recovery by the plaintiff will be limited to the distributions to general unsecured claims provided for pre-petition claims in the Plan. In March 2004, the judge in this case issued an opinion and order granting defendants’ motion for summary judgment and dismissing all of Six West’s claims. Six West appealed that decision only as against the corporate defendants and not the individuals. On March 30 2005, a panel of the court of appeals affirmed the lower court’s decision. On April 13, 2005, Six West petitioned the court of appeals for a rehearing of its appeal by the full court. This motion was subsequently denied.  In September 2005, Six West filed a petition for writ of certiorari with the Supreme Court of the United States regarding this case.

Discount Ticket Litigation

The Company sold various types of advance sale discount movie tickets with expirations dates to California business customers that, in turn, have either re-sold or given away such movie tickets to employees or valued customers. On December 15, 2003, Daniel C. Weaver filed suit in San Francisco Superior Court against the Company alleged its illegal sale in California of gift certificates with expiration dates under California Civil Code Section 1749.5 (a strict liability statute which expressly prohibits such sales), California Civil Code Section 1750 et seq. and California’s Business and Professions Code Section 17200 et seq. The Weaver compliant alleged that such corporate discount tickets constituted gift certificates subject to California’s prohibition on selling gift certificates that contain an expiration date. The Weaver case was filed as both a class action and as a private attorney general action on behalf of the general public, and sought declaratory relief, injunctive relief, disgorgement and restitution related to sales of such alleged gift certificates during the putative class period. The Company has reached agreement to settle this case, and the Court has preliminarily approved the class action settlement agreement. The Company anticipates obtaining the Court’s final approval of the class action settlement in November 2005. The Company does not expect its obligations under the settlement agreement to have a material impact on its operating results or financial position.

Other

Other than the lawsuits noted above, the Company is a defendant in various lawsuits arising in the ordinary course of business and is involved in certain environmental matters. From time to time the Company is involved in disputes with landlords, contractors and other third parties. It is the opinion of management that any liability to the Company, which may arise as a result of these matters, will not have a material adverse effect on the Company’s operating results, financial position or cash flows.

NOTE 11 — STOCK-BASED COMPENSATION

Stock Option Plan

As permitted under SFAS No. 123, “Accounting for Stock Based Compensation,” (“SFAS No. 123”) the Company elected to account for its stock based compensation plans under the provisions of Accounting Principles Board (“APB”) opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. No stock options were outstanding prior to November 2004. No stock-based compensation expense is reflected in the three and nine months ended September 30, 2005, as all stock options granted had an exercise price equal to the fair market value of the underlying stock on the date of grant.

On November 8, 2004, the Boards of Directors of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc. approved and these companies adopted a new Management Stock Option Plan (the “Option Plan”) providing for the granting of options to key employees of the Company. On November 8, 2004, under the Option Plan, the Boards of Directors of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc. granted stock options to a participant thereunder to purchase up to 59,103 shares of Class A Common Stock and 6,567 shares of Class L Common Stock of LCE Holdings, Inc. and 1,176 shares of Preferred Stock of LCE Intermediate Holdings, Inc. On January 1, 2005, the Boards of Directors of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc. expanded the Option Plan to authorize the grant of options to acquire up to an aggregate of 2,859,836 shares of Class A Common Stock and 317,760 shares of Class L Common Stock of LCE Holdings, Inc. and 56,925 shares of Preferred Stock of LCE Intermediate Holdings, Inc. On January 12, 2005, the Company granted stock options to purchase up to 1,313,617 shares of Class A Common Stock and 145,956 shares of Class L Common Stock of LCE Holdings, Inc. and 26,153 shares of Preferred Stock of LCE Intermediate Holdings, Inc. Additionally, on April 4, 2005, the Company granted stock options to purchase up to 76,262 shares of Class A Common Stock and 8,474 shares of Class L Common Stock of LCE Holdings, Inc. and 1,518 shares of Preferred Stock of LCE Intermediate Holdings, Inc. The exercise prices of the Class A Common Stock, the Class L Common Stock and Preferred Stock options are $1.00, $81.00 and $100.00, respectively. If unexercised, the options granted on November 8, 2004 and January 12, 2005 will expire on July 30, 2014 and the options granted on April 4, 2005 will expire on April 4, 2015. One-third of the options granted with respect to each class of stock vest in equal annual installments on each of the five annual anniversary dates from July 30, 2004. The remaining two-thirds may vest in whole or in part based upon the value of the equity of LCE Holdings, Inc. upon certain changes of control or upon certain transfers of shares at or following an initial public offering and in any event will vest by July 30, 2011 (or April 4, 2012 in the case of the options granted on April 4, 2005). The weighted average exercise price of the options granted during 2005 was $10.60 per share.

For purposes of the disclosure below, compensation costs for the Plan have been determined based upon the SFAS No. 123 fair value method, utilizing the Black-Scholes option pricing model and the following assumptions:

Expected life (years)	7
Expected volatility	39.0%
Expected dividend yield	—
Risk free interest rate	3.80%

If the fair value method had been applied to stock option grants, the Company’s net loss for the three and nine months ended September 30, 2005 would have changed as follows:

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Net loss, as reported	$(15,864)	$(51,863)
Deduct: total stock-based compensation expense determined under fair value method	(335)	(952)
Pro forma	$(16,199)	$(52,815)

NOTE 12 — CONDENSED COMBINED CONSOLIDATING FINANCIAL INFORMATION

As of September 30, 2005, the Company had outstanding $315.0 million aggregate principal amount of 9% senior subordinated notes due 2014. These senior subordinated notes are fully and unconditionally guaranteed, jointly and severally and on an unsecured senior subordinated basis, subject to certain limited exceptions, by all of the Company’s wholly-owned existing and future domestic subsidiaries. The Company’s foreign subsidiaries, including Grupo Cinemex and its subsidiaries, and its domestic and foreign joint ventures do not guarantee the senior subordinated notes.

The following supplemental tables present condensed consolidating balance sheets for the Company and its subsidiary guarantors and subsidiary non-guarantors as of December 31, 2004 and September 30, 2005 and the condensed combined consolidating statements of operation for the one and seven months ended July 31, 2004 (Predecessor Company), the two months ended September 30, 2004 (Successor Company) and the three and nine months ended September 30, 2005 (Successor Company) and the condensed combined consolidating statements of cash flows for the seven months ended July 31, 2004 (Predecessor Company), the two months ended September 30, 2004 (Successor Company) and the nine months ended September 30, 2005 (Successor Company).

Condensed Consolidating Balance Sheet as of December 31, 2004

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—	$58,523	$12,492	$—	$71,015
Other current assets	—	34,600	27,313	—	61,913

TOTAL CURRENT ASSETS	—	93,123	39,805	—	132,928

PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	—	575,852	156,304	—	732,156

OTHER ASSETS
Goodwill	—	465,143	85,393	—	550,536
Investments in subsidiaries and partnerships	1,333,175	101,798	—	(1,319,396)	115,577
Other non-current assets	31,829	150,163	38,769	—	220,761

TOTAL ASSETS	$1,365,004	$1,386,079	$320,271	$(1,319,396)	$1,751,958

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$22,475	$128,506	$23,802	$—	$174,783

LONG-TERM DEBT	937,125	2,320	92,061	—	1,031,506
OTHER LONG-TERM LIABILITIES	14	122,539	17,726	—	140,279

TOTAL LIABILITIES	959,614	253,365	133,589	—	1,346,568

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	—	—	—	—	—
Additional paid-in capital	421,671	1,116,637	190,201	(1,306,838)	421,671
Accumulated other comprehensive income	6,577	—	6,591	(6,591)	6,577
Retained earnings/(deficit)	(22,858)	16,077	(10,110)	(5,967)	(22,858)

TOTAL STOCKHOLDERS’ EQUITY	405,390	1,132,714	186,682	(1,319,396)	405,390

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,365,004	$1,386,079	$320,271	$(1,319,396)	$1,751,958

Condensed Consolidating Balance Sheet as of September 30, 2005

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$—	$39,725	$9,226	$—	$48,951
Other current assets	—	30,304	30,036	—	60,340

TOTAL CURRENT ASSETS	—	70,029	39,262	—	109,291

PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	—	526,708	156,458	—	683,166

OTHER ASSETS
Goodwill	—	468,662	88,283	—	556,945
Investments in subsidiaries and partnerships	1,275,851	104,368	—	(1,275,851)	104,368
Other non-current assets	29,567	139,930	42,540	—	212,037

TOTAL ASSETS	$1,305,418	$1,309,697	$326,543	$(1,275,851)	$1,665,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$18,256	$106,083	$28,315	$—	$152,654

LONG-TERM DEBT	929,125	2,236	106,695	—	1,038,056
OTHER LONG-TERM LIABILITIES	—	102,398	14,662	—	117,060

TOTAL LIABILITIES	947,381	210,717	149,672	—	1,307,770

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	—	—	—	—	—
Additional paid-in capital	422,774	1,078,156	188,453	(1,266,609)	422,774
Accumulated other comprehensive income	9,984	—	9,985	(9,985)	9,984
Retained earnings/(deficit)	(74,721)	20,824	(21,567)	743	(74,721)

TOTAL STOCKHOLDERS’ EQUITY	358,037	1,098,980	176,871	(1,275,851)	358,037

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,305,418	$1,309,697	$326,543	$(1,275,851)	$1,665,807

Condensed Combined Consolidating Statement of Operations for the One Month Ended July 31, 2004 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$66,446	$10,302	$—	$76,748
Concession	—	24,000	6,063	—	30,063
Other	—	3,285	2,006	—	5,291
Total operating revenues	—	93,731	18,371	—	112,102
EXPENSES
Theatre operations and other expenses	—	62,447	10,440	—	72,887
Cost of concessions	—	2,999	1,427	—	4,426
General and administrative	—	6,944	4,606	—	11,550
Depreciation and amortization	—	4,848	2,107	—	6,955
(Gain)/loss on sale/disposal of theatres	—	13	(59)	—	(46)
Total operating expenses	—	77,251	18,521	—	95,772
INCOME FROM OPERATIONS	—	16,480	(150)	—	16,330

Interest expense, net	—	1,081	1,333	—	2,414
Loss on early extinguishment of debt	—	6,856	—	—	6,856
Equity income in long-term investments	(8,611)	(691)	—	8,337	(965)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8,611	9,234	(1,483)	(8,337)	8,025
Income tax expense	—	4,082	829	—	4,911
INCOME FROM CONTINUING OPERATIONS	8,611	5,152	(2,312)	(8,337)	3,114
Discontinued operations, net of tax	—	—	5,497	—	5,497
NET INCOME	$8,611	$5,152	$3,185	$(8,337)	$8,611

Condensed Consolidating Statement of Operations for the Two Months Ended September 30, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$70,985	$14,162	$—	$85,147
Concession	—	25,640	7,744	—	33,384
Other	—	5,125	3,156	—	8,281
Total operating revenues	—	101,750	25,062	—	126,812
EXPENSES
Theatre operations and other expenses	—	84,548	16,146	—	100,694
Cost of concessions	—	3,473	1,711	—	5,184
General and administrative	—	5,483	3,117	—	8,600
Depreciation and amortization	—	9,727	4,324	—	14,051
(Gain)/loss on sale/disposal of theatres and other	—	(13)	14	—	1
Total operating expenses	—	103,218	25,312	—	128,530
INCOME FROM OPERATIONS	—	(1,468)	(250)	—	(1,718)

Interest expense/(income), net	10,039	(280)	2,162	—	11,921
Loss on early extinguishment of debt	—	—	882	—	882
Equity income in long-term investments	(1,876)	(569)	—	695	(1,750)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,163)	(619)	(3,294)	(695)	(12,771)
Income tax benefit	—	(3,471)	(1,137)	—	(4,608)
NET INCOME/(LOSS)	$(8,163)	$2,852	$(2,157)	$(695)	$(8,163)

Condensed Consolidating Statement of Operations for the Three Months Ended September 30, 2005 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$128,517	$19,644	$—	$148,161
Concession	—	49,490	12,145	—	61,635
Other	—	7,526	4,767	—	12,293
Total operating revenues	—	185,533	36,556	—	222,089
EXPENSES
Theatre operations and other expenses	—	143,981	20,514	—	164,495
Cost of concessions	—	6,442	2,931	—	9,373
General and administrative	—	10,274	3,166	—	13,440
Depreciation and amortization	—	21,278	8,521	—	29,799
Loss on sale/disposal of theatres and other	—	263	697	—	960
Total operating expenses	—	182,238	35,829	—	218,067
INCOME FROM OPERATIONS	—	3,295	727	—	4,022

Interest expense, net	17,141	877	2,705	—	20,723
Equity income in long-term investments	(1,277)	(2,482)	—	1,277	(2,482)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,864)	4,900	(1,978)	(1,277)	(14,219)
Income tax expense/(benefit)	—	523	1,122	—	1,645
NET INCOME/(LOSS)	$(15,864)	$4,377	$(3,100)	$(1,277)	$(15,864)

Condensed Combined Consolidating Statement of Operations for the Seven Months Ended July 31, 2004 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$326,778	$58,036	$—	$384,814
Concession	—	122,728	33,918	—	156,646
Other	—	16,892	8,928	—	25,820
Total operating revenues	—	466,398	100,882	—	567,280
EXPENSES
Theatre operations and other expenses	—	342,533	62,141	—	404,674
Cost of concessions	—	16,258	7,107	—	23,365
General and administrative	—	32,609	10,725	—	43,334
Depreciation and amortization	—	34,673	14,950	—	49,623
(Gain)/loss on sale/disposal of theatres	—	(4,550)	816	—	(3,734)
Total operating expenses	—	421,523	95,739	—	517,262
INCOME FROM OPERATIONS	—	44,875	5,143	—	50,018

Interest expense, net	—	9,155	7,508	—	16,663
Loss on early extinguishment of debt	—	6,856	—	—	6,856
Equity (income)/loss in long-term investments	(21,963)	1,967	—	19,063	(933)
INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	21,963	26,897	(2,365)	(19,063)	27,432
Income tax expense	—	11,228	1,658	—	12,886
INCOME/(LOSS) FROM CONTINUING OPERATIONS	21,963	15,669	(4,023)	(19,063)	14,546
Discontinued operations, net of tax	—	—	7,417	—	7,417
NET INCOME	$21,963	$15,669	$3,394	$(19,063)	$21,963

Condensed Consolidating Statement of Operations for the Two Months Ended September 30, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$70,985	$14,162	$—	$85,147
Concession	—	25,640	7,744	—	33,384
Other	—	5,125	3,156	—	8,281
Total operating revenues	—	101,750	25,062	—	126,812
EXPENSES
Theatre operations and other expenses	—	84,548	16,146	—	100,694
Cost of concessions	—	3,473	1,711	—	5,184
General and administrative	—	5,483	3,117	—	8,600
Depreciation and amortization	—	9,727	4,324	—	14,051
(Gain)/loss on sale/disposal of theatres and other	—	(13)	14	—	1
Total operating expenses	—	103,218	25,312	—	128,530
LOSS FROM OPERATIONS	—	(1,468)	(250)	—	(1,718)

Interest expense/(income), net	10,039	(280)	2,162	—	11,921
Loss on early extinguishment of debt	—	—	882	—	882
Equity income in long-term investments	(1,876)	(569)	—	695	(1,750)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,163)	(619)	(3,294)	(695)	(12,771)
Income tax benefit	—	(3,471)	(1,137)	—	(4,608)
NET INCOME/(LOSS)	$(8,163)	$2,852	$(2,157)	$(695)	$(8,163)

Condensed Consolidating Statement of Operations for the Nine Months Ended September 30, 2005 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
REVENUES
Box office	$—	$365,267	$62,862	$—	$428,129
Concession	—	143,030	37,009	—	180,039
Other	—	21,211	11,229	—	32,440
Total operating revenues	—	529,508	111,100	—	640,608
EXPENSES
Theatre operations and other expenses	—	413,048	70,187	—	483,235
Cost of concessions	—	19,297	8,044	—	27,341
General and administrative	—	31,155	8,511	—	39,666
Depreciation and amortization	—	58,730	25,386	—	84,116
Loss on sale/disposal of theatres and other	—	462	697	—	1,159
Total operating expenses	—	522,692	112,825	—	635,517
INCOME/(LOSS) FROM OPERATIONS	—	6,816	(1,725)	—	5,091

Interest expense/(income), net	49,405	(237)	9,902	—	59,070
Equity (income)/loss in long-term investments	2,458	1,233	—	(6,710)	(3,019)
INCOME?(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(51,863)	5,820	(11,627)	6,710	(50,960)
Income tax expense/(benefit)	—	1,073	(170)	—	903
NET INCOME/(LOSS)	$(51,863)	$4,747	$(11,457)	$6,710	$(51,863)

Condensed Combined Consolidating Statement of Cash Flows for the Seven Months Ended July 31, 2004 (Predecessor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by Operating Activities	$—	$66,652	$8,574	$—	$75,226

INVESTING ACTIVITIES
Capital expenditures	—	(27,835)	(8,803)	—	(36,638)
Proceeds from sale of Cineplex Odeon Canada	—	205,861	—	—	205,861
Other investing activities	—	5,556	(2,370)	1,893	5,079

Net Cash Provided by/(Used in) Investing Activities	$—	$183,582	$(11,173)	$1,893	$174,302

FINANCING ACTIVITIES
Repayment under Term Loan	—	(214,979)	—	—	(214,979)
Other financing activities	—	(3,005)	1,893	(1,893)	(3,005)

Net Cash Provided by/(Used in) Financing Activities	$—	$(217,984)	$1,893	$(1,893)	$(217,984)

Effect of exchange rate changes on cash and cash equivalents	—	—	(544)	—	(544)

Increase/(decrease) in cash and cash equivalents	—	32,250	(1,250)	—	31,000
Cash and cash equivalents at beginning of period	—	117,340	22,085	—	139,425

Cash and cash equivalents at end of period	$—	$149,590	$20,835	$—	$170,425

Condensed Consolidating Statement of Cash Flow for the Two Months Ended September 30, 2004 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES
Net Cash Used Operating Activities	$—	$(14,049)	$(5,112)	$—	$(19,161)

INVESTING ACTIVITIES
Payment of purchase price	(1,127,259)	—	(178,602)	—	(1,305,861)
Acquisition of Grupo Cinemex	(178,602)	—	—	178,602	—
Capital expenditures	—	(5,428)	(3,305)	—	(8,733)
Other investing activities	—	(896)	—	1,042	146

Net Cash Used in Investing Activities	$(1,305,861)	$(6,324)	$(181,907)	$179,644	$(1,314,448)

FINANCING ACTIVITIES
Equity contributions	421,671	—	178,602	(178,602)	421,671
Proceeds from U.S. Term B Facility	630,000	—	—	—	630,000
Proceeds from issuance of senior subordinated notes	315,000	—	—	—	315,000
Borrowings from revolving credit facility	2,250	—	—	—	2,250
Proceeds from Grupo Cinemex Term Loan	—	—	90,000	—	90,000
Repayments on Term Loan Agreement	—	(92,335)	—	—	(92,335)
Repayments on Priority Secured Credit Agreement	—	(28,650)	—	—	(28,650)
Repayment on Grupo Cinemex Facility	—	—	(87,682)	—	(87,682)
Transaction costs	(15,864)	—	—	—	(15,864)
Deferred financing fees	(41,556)	—	(739)	—	(41,556)
Other financing activities	(5,640)	6,202	1,042	(1,042)	(177)

Net Cash Provided by/(Used in) Financing Activities	$1,305,861	$(114,783)	$181,223	$(179,644)	$1,192,657

Effect of exchange rate changes on cash and cash equivalents	—	—	(11)	—	(11)

Decrease in cash and cash equivalents	—	(135,156)	(5,807)	—	(140,963)
Cash and cash equivalents at beginning of period	—	149,590	20,835	—	170,425

Cash and cash equivalents at end of period	$—	$14,434	$15,028	$—	$29,462

Condensed Consolidating Statement of Cash Flow for the Nine Months Ended September 30, 2005 (Successor)

	Loews Cineplex Entertainment Corporation	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES

Net Cash Provided by/(Used by) Operating Activities	$13,426	$(1,526)	$8,875	$—	$20,775

INVESTING ACTIVITIES
Proceeds from sale of assets	—	81	—	—	81
Capital expenditures	—	(13,794)	(25,773)	—	(39,567)
Acquisition of Magic Johnson Theatres	—	(3,731)	—	—	(3,731)
Other investing activities	—	(4,533)	—	3,308	(1,225)

Net Cash Used in Investing Activities	$—	$(21,977)	$(25,773)	$3,308	$(44,442)

FINANCING ACTIVITIES
Borrowings from Grupo Cinemex Delayed Draw	—	—	10,000	—	10,000
Intercompany transfers	(5,426)	5,426	3,308	(3,308)	—
Capital contribution from LCE Holdings, Inc.	—	1,103	—	—	1,103
Debt issuance costs	—	(951)	—	—	(951)
Repayments on U.S. Term Loan	(8,000)	—	—	—	(8,000)
Other financing activities	—	(873)	—	—	(873)

Net Cash Provided by/(Used in) Financing Activities	$(13,426)	$4,705	$13,308	$(3,308)	$1,279

Effect of exchange rate changes on cash and cash equivalents	—	—	324	—	324

Decrease in cash and cash equivalents	—	(18,798)	(3,266)	—	(22,064)
Cash and cash equivalents at beginning of period	—	58,523	12,492	—	71,015

Cash and cash equivalents at end of period	$—	$39,725	$9,226	$—	$48,951